Exhibit 4.4

EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

[Table of Contents]

EXHIBIT

Exhibit A                                             PFIC Annual Information Statement

Exhibit B                                             Form of Deed of Adherence

Exhibit C                                             Form of Registration Rights Joinder Agreement

ii

SCHEDULES

Schedule I-A                                            List of Founders

Schedule I-B                                            List of Founder Holdcos and Founder Investment Entities and ESOP

Schedule I-C                                            List of Employees Holdcos

Schedule II                                                    List of Investors

Schedule III                                               List of Key Employees

Schedule IV                                                Registration Rights

Schedule V                                                     Liquidation Preference, Conversion Rights, Redemption Rights and Other Rights of the Preferred Shares

Schedule VI                                                Notice Addresses

Schedule VII                                           List of Certain Group Companies

Schedule VIII                                      List of Antfin’s Competitors

iii

EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of [*], by and among:

(1)                                 Hello Inc., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”),

(2)                                 Hong Kong RideTech Limited, a company organized and existing under the Laws of Hong Kong (the “HK Company”),

(3)                                 Shanghai Haluo Corporate Development Co., Ltd. (上海哈啰企业发展有限公司), a company organized and existing under the Laws of the PRC (the “WFOE 1”),

(4)                                 Shanghai Hamao Commerce Consult Co., Ltd. (上海哈茂商务咨询有限公司), a company organized and existing under the Laws of the PRC (the “WFOE 2”, together with WFOE 1, the “WFOEs”, together with the Company and the HK Company, the “Offshore Group Companies”),

(5)                                 Jiangsu Haluo Inclusive Technology Co., Ltd. (江苏哈啰普惠科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Domestic Parent”),

(6)                                 Shanghai Junzheng Network Technology Co., Ltd. (上海钧正网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Shanghai Junzheng”),

(7)                                 Shanghai Junfeng Network Technology Co., Ltd. (上海钧丰网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Shanghai Junfeng”),

(8)                                 Zhengzhou Habai Network Technology Co., Ltd. (郑州哈拜网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Zhengzhou Habai”),

(9)                                 Shanghai Junha Network Technology Co., Ltd. (上海钧哈网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Shanghai Junha”),

(10)                          Hangzhou Haxing Network Technology Co., Ltd. (杭州哈行网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Hangzhou Haxing”),

(11)                          Xiamen Haxing Network Technology Co., Ltd. (厦门哈行网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Xiamen Haxing”),

(12)                          Tangshan Yongduo Technology Co., Ltd. (唐山永多科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Tangshan Yongduo”),

(13)                          Chengdu Habai Network Technology Co., Ltd. (成都哈拜网络科技有限公司), a limited liability company organized and existing under the Laws of the PRC (the “Chengdu Habai”, together with the Domestic Parent, Shanghai Junzheng, Shanghai Junfeng, Zhengzhou Habai, Shanghai Junha, Hangzhou Haxing, Xiamen Haxing and Trangshan Yongduo, the “Domestic Group Companies”),

(14)                          the individuals listed in Schedule I-A attached hereto (the “Founders”),

(15)                          the entities listed in Schedule I-B attached hereto (the “Founder Holdcos” and “Founder Investment Entities”),

(16)                          the entities listed in Schedule I-C attached hereto (the “Employees Holdcos”),

(17)                          Youon Technology Co., Ltd. (永安行科技股份有限公司), a limited liability company organized and existing under the Laws of the PRC (“Youon Technology”);

(18)                          the investors listed in Schedule II attached hereto and each other person who, after the date hereof, has executed and delivered a Registration Rights Joinder Agreement (as defined below) or a Deed of Adherence (as defined below), as applicable, and become a party to this Agreement in accordance with the terms herein and therein (collectively, the “Investors”).

Each of the Offshore Group Companies, the Domestic Group Companies, the Founders, the Founder Holdcos, Founder Investment Entities, the Employees Holdcos, Youon Technology and the Investors is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    The Company, CSRF, Javis Auto Inc., S Cloud Venture Capital Ltd., the HK Company, the WFOEs, the Domestic Group Companies, the Founders, the Founder Holdcos and certain other parties thereto entered into a Series G Preferred Share Purchase Agreement dated [*] with respect to the purchase of certain Series G Preferred Shares of the Company (the “Series G+ SPA”).

B.                                    The Series G+ SPA requires that the Parties enter into this Agreement as a condition to the closing contemplated therein.

C.                                    The Company, the HK Company, the WFOEs, certain Domestic Group Companies, the Founders, the Founder Holdcos, the Founder Investment Entities, the Employees Holdcos, Youon Technology, the holders of the Series Seed Preferred Shares, the holders of the Series A Preferred Shares, the holders of the Series A Preferred Shares, the holders of the Series A1 Preferred Shares, the holders of the Series A2 Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series C Preferred Shares, the holders of the Series C+ Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series E Preferred Shares, the holders of the Series F Preferred Shares, S Cloud Venture Capital Ltd., and CATL entered into a Seventh Amended and Restated Shareholders Agreement dated [*], 2021 (the “Series G SHA”).

D.                                    The Company and all Shareholders, constituting the requisite parties and voting shares necessary to amend the Series G SHA, desire to amend and restate the Series G SHA with this Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Series G SHA.

The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

Article 1.                                                Definitions.

The following terms shall have the meanings ascribed to them below:

“Additional Number” has the meaning set forth in Section 5.3 hereof.

“Additional ROFR Offered Shares” has the meaning set forth in Section 7.2(ii)(c) hereof.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. With respect to each Investor, the term “Affiliate” also includes (i) any direct or indirect Controlling shareholder of such Investor, (ii) any of such shareholder’s general partners, (iii) the fund manager managing such shareholder (and general partners and senior officers thereof), and (iv) any Person directly or indirectly Controlled by or under common Control with any Person referred to in clause (i) to (iii) above.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“All-Stars” means All-Stars PEIISP I Limited and All-Stars PESP IX Limited, two of the Investors as set forth in Schedule II attached hereto.

“Antfin” means Antfin (Hong Kong) Holding Limited, one of the Investors as set forth in Schedule II attached hereto.

“Antfin’s Competitor” means any Person set forth in Schedule VIII hereto.

“Antfin Directors” has the meaning set forth in Section 2.1(i)(c) hereof.

“Anti-Corruption Laws” means (a) any Laws relating to anti-bribery or anti-corruption that apply to the business and dealings of the Group Companies and (b) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010, regardless of the jurisdictional scope of these laws.

“Applicable Accounting Principles” means, (a) in the case of the WFOE and the Domestic Group Companies or any other Group Company organized and existing under the Laws of the PRC, the Accounting Standards for Business Enterprises in the PRC issued by the Ministry of Finance of the PRC in 2006, the related specific standards, the Accounting Standards for Business Enterprises Application Guidance, China Accounting Standards Bulletins and other relevant regulations, as amended from time to time, and, (b) in the case of all other Group Companies, the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“attorney in fact” means attorney in fact and /or agent.

“BAI SPA” means the Share Purchase Agreement entered into by and among the Company, BAI GmbH and Primavera on December 24, 2018 with respect to the purchase of certain Series E3 Preferred Shares.

“Banyan” means Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P., two of the Investors as set forth in Schedule II attached hereto.

“beneficial owner” has the meaning given to such term under Rule 13d-3 promulgated under the Exchange Act, and “beneficially own” shall have the correlative meaning.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the Current Business and the business to be or intended to be conducted by the Group.

“Business Cooperation Agreement” means the Business Cooperation Agreement entered into by the Domestic Parent and Youon Technology on September 18, 2017.

“Business Day” means a day (other than a Saturday or Sunday) that banks located in the Cayman Islands, Hong Kong and the PRC are generally open for business.

“CATL” means Fujian Shidai Mindong New Energy Industry Equity Investment Partnership (Limited Partnership) (福建时代闽东新能源产业股权投资合伙企业(有限合伙), one of the Investors as set forth in Schedule II attached hereto.

“CATL’s Competitor” means any Person being engaged in any business that is directly or indirectly competing with the business conducted by Contemporary Amperex Technology Co., Limited (宁德时代新能源科技股份有限公司) and its Affiliates, being any entity which uses any of the following trade names lawfully in the conduct of its business: LG/LG Chemical(LG/LG化学), BYD(比亚迪), Gotion High-tech (国轩高科), PHYLION(星恒), EVE(亿纬锂能) and each of their Affiliates.  CATL shall have the right to request, acting reasonably and by notice in writing, for an update of the foregoing trade names every six (6) months (provided that the number of updated trade names in the updated list shall not exceed five (5) and the list of such trade names may be updated upon approval of the Board and the written consent of CATL.

“CFC” means a controlled foreign corporation as defined in section 957 of the Code.

“Chengdu Habai” has the meaning set forth in the Preamble of this Agreement.

“Chengwei Capital” means Changwei Capital HK Limited, one of the Investors as set forth in Schedule II attached hereto.

“Chengwei Capital Director” has the meaning set forth in Section 2.1(i)(e) hereof.

“Circular 37” means the Circular on Issues Relating to the Administration of Foreign Exchange of Offshore Investment and Financing through Special Purpose Vehicles and Round-Tripping Investment by PRC Resident (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》[汇发（2014）37号]) issued by the SAFE on July 4, 2014 with effect from July 4, 2014 and any other guidelines, implementing rules, reporting and registration requirements issued by SAFE in relation thereto.

“Closing” has the meaning ascribed to it in the Series G+ SPA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company’s Competitor” means any Person being engaged in any business that is directly or indirectly competing with the Business conducted by any Group Company, being Mobike (摩拜单车), ofo bike (ofo单车), Qibei bike (骑呗单车), Bluegogo (小蓝单车), Kuqi bike (酷骑单车), Xiaoming bike (小鸣单车), Didi (滴滴), Meituan (美团) and Affiliates Controlled by such Persons or any other Persons via a VIE Structure or in contractual control relationship with such Persons.  The Founders shall have the right to request, acting reasonably and by notice in writing, for an update of the foregoing Persons every six (6) months (provided that the number of updated Persons (other than any other Persons actually or contractually Controlled by such Persons) shall not exceed 10) and the list of such Persons may be updated upon approval of the Board.

“Company Security Holder” has the meaning set forth in Section 8.4(ii) hereof.

“Contract” means, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including via a VIE Structure), which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Controlled Entity” means any Domestic Group Company or any other company organized and existing under the Laws of the PRC and Controlled by the Company or any Subsidiary of the Company via a VIE Structure.

“Control Documents” has the meaning set forth in the Series G SPA.

“CSRF” means EverestLu Holding Limited, one of the Investors as set forth in Schedule II attached hereto.

“Current Business” means the bicycle sharing business, electric bicycle sharing business, taxi booking business, ride-sharing business, electric two-wheeler rental/sale business and other services provided through Hellobike “哈啰出行” App, including the operation, maintenance, R&D and related business activities thereof, in which the Group Companies are engaged in by using various technical measures such as QR code scanning, Bluetooth, other internet-based methods, and similar or alternative new methods and technologies that may appear in the future.  The bicycle sharing business and electric bicycle sharing business within the preceding sentence shall include (i) operating shared bicycle without docking facilities under the credit-based deposit-free operation model (supplemented by the deposit-required operation mode if the credit-based deposit-free operation model is not feasible) based on the credit system designated by Antfin and (ii) the non-pile operation of the shared bicycle with docking facilities entrusted by the third party or Youon Technology.

“Deed of Adherence” means the deed of adherence in substantially the form of Exhibit B hereto.

“Domestic Group Companies” has the meaning set forth in the Preamble of this Agreement.

“Domestic Parent” has the meaning set forth in the Preamble of this Agreement.

“Effective Date” has the meaning set forth in Section 9.1 hereof.

“Employees Holdcos” has the meaning set forth in the Preamble of this Agreement.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, and, with respect to the Company, shall include any Ordinary Shares and Ordinary Share Equivalents of the Company.

“Exempt New Securities” mean (i) any Ordinary Shares, or any option or warrant to acquire any Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP that has been approved with the requisite prior written consents in accordance with Section 3.1(vii); (ii) Equity Securities of the Company issued upon conversion of any Preferred Shares, or as dividend or distribution on all Preferred Shares on a pro rata basis; (iii) Equity Securities of the Company issued in a Qualified IPO; and (iv) Equity Securities of the Company issued in connection with any share split, share dividend, subdivision, combination, or similar transaction of the Company in respect of all of the share capital of the Company on a pro rata basis.

“Exercising Preemptive Right Holder” has the meaning set forth in Section 5.3 hereof.

“Exercising ROFR Right Holder” has the meaning set for in Section 7.2(ii)(c) hereof.

“ESOP” means the equity incentive plans of the Company that were adopted by the Board of Directors and approved by the Antfin Directors.

“ESOP Subscription SPA” means the Share Purchase Agreement dated [*], 2021 with respect to the purchase of certain Shares by the Company and the Shareholders (other than S Cloud Venture Capital Ltd., CATL and CSRF).

“Financial Investment” has the meaning set forth in Section 8.6(iii) hereof.

“Flip-up Subscription SPA” means the Share Purchase Agreement dated December 15, 2020 with respect to the purchase of certain Shares by the Company, the Domestic Parent and the Shareholders (other than the Employees Holdcos, S Cloud Venture Capital Ltd., CATL and CSRF).

“Fosun” means Shanghai Xinglan Enterprise Management Consulting Partnership (Limited Partnership)（上海星蓝企业管理咨询合伙企业（有限合伙））, one of the Investors as set forth in Schedule II attached hereto.

“Fosun Director” has the meaning set forth in Section 2.1(i)(f) hereof.

“Founders” has the meaning set forth in the Preamble of this Agreement.

“Founder Directors” has the meaning set forth in Section 2.1(i)(b) hereof.

“Founder Holdcos” has the meaning set forth in the Preamble of this Agreement.

“Founder Investment Entities” has the meaning set forth in the Preamble of this Agreement.

“Founder Majority” means one or more Founders who collectively hold more than sixty-six point six seven percent (66.67%) of the voting power of the then issued and outstanding Shares directly or indirectly held by all Founders, Founder Holdcos and Founder Investment Entities.

“GBA” means Poly Platinum Enterprises Limited, one of the Investors as set forth in Schedule II attached hereto.

“General Manager” means the top executive in charge of the business of the Group who is responsible for reporting to the Board, regardless of whether it holds the position of manager, chief executive officer, president or other titles.

“GGV” means GGV (Hellobike) Limited, one of the Investors as set forth in Schedule II attached hereto.

“GGV Director” has the meaning set forth in Section 2.1(i)(d) hereof.

“Government Entity” means (i) any national, federal, state, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government; (ii) any public international organization; (iii) any agency, division, bureau, department, or other sector of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition; or (iv) any company, business, enterprise, or other entity owned or controlled by any government, entity, or organization described in the foregoing clauses (i), (ii), or (iii) of this definition.

“Governmental Authority” means government of any nation, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the jurisdiction in which the Company is organized, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Grains Valley Capital” means Grains Valley Venture Capital Ltd. and S Cloud Venture Capital Ltd., two of the Investors as set forth in Schedule II attached hereto.

“Group Company” means each of the Offshore Group Companies and the Domestic Group Companies, together with the Subsidiaries (if any) of each of the foregoing, and a “Group Company” means any of them. For the purpose of this Agreement, Ningde JV shall not be deemed as a Group Company.  “Group” refers to all of the Group Companies collectively.

“Hangzhou Haxing” has the meaning set forth in the Preamble of this Agreement.

“HK Company” has the meaning set forth in the Preamble of this Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indirect US Investor” has the meaning set forth in Section 6.3 hereof.

“Internal Restructuring Agreements” means the equity transfer agreements executed by Onshore Founder Holdcos and other parties on April 13, 2018, and the capital increase agreement executed by the Domestic Parent and other parties on April 13, 2018.

“Intellectual Property” means (a) patent and patent application, (b) trademark, service mark, trade name, trade dress and domain name, and business reputation exclusively attached thereto, (c) copyright, including the copyright of computer software and the copyright of database, (d) confidential and proprietary information, including trade secret and know-how, (e) all personal, proprietary or confidential information of users which are collected, used by the Company or to which the Company is authorized to have access in the ordinary course of business, and (f) any rights stipulated by Laws and similar to those listed in the above sections (a) to (e), regardless of whether the aforementioned rights have been applied for registration or registered.

“Intellectual Property Agreement” means the Intellectual Property Agreement entered into by and between the Domestic Parent and Youon Technology on September 18, 2017.

“Investors” has the meaning set forth in the Preamble of this Agreement.

“Investor Directors” has the meaning set forth in Section 2.1(i)(g).

“Issuance Notice” has the meaning set forth in Section 5.2 hereof.

“Joy Global SPA” means the Share Purchase Agreement entered into by and among the Company, Joy Global Investment Management Limited and Primavera on December 24, 2018 with respect to the purchase of certain Series E3 Preferred Shares.

“Juying ETA” means the equity transfer agreement executed by the Domestic Parent, Ningbo Juying and other parties on May 30, 2018.

“JV Business” means battery replacement business through warehouses and cabinets, and electric two-wheeler battery sales/rental business conducted by Ningde JV.

“Key Employee” means (a) each of the Persons listed on Schedule III or (b) each Person employed by any Group Company whose position is division manager or above or (c) any Person employed by any Group Company who holds Equity Securities in any Group Company (excluding Han Mei(韩美)), and “Key Employees” means all such Persons collectively.

“Key Investor” means any Investor who, together with its Affiliates, holds a number of Preferred Shares that, on an as-converted basis, is at least 5% of the then issued and outstanding share capital of the Company as of the relevant time.  For the avoidance of doubt, (i) for so long as Chengwei Capital and Javis Auto Inc. are Affiliates, the Shares held by each of Chengwei Capital and Javis Auto Inc. shall be aggregated together for the purposes of determining the availability of their rights as a Key Investor; (ii) for so long as SCGC, Li Yang Hongtu New Economy Venture Capital Partnership (Limited Partnership) (溧阳红土新经济创业投资基金合伙企业(有限合伙)), Changzhou Hongtu Talent Investment Partnership (Limited Partnership) (常州红土人才投资合伙企业(有限合伙)), Shanghai Jinshan Hongtu Venture Capital Investment Center (Limited Partnership) (上海金山红土创业投资中心(有限合伙)), Changzhou Tianrong Equity Investment Center (Limited Partnership (常州天融股权投资中心(有限合伙)), Changzhou Hetai Equity Investment Co., Ltd. (常州和泰股权投资有限公司), Changzhou Jiaheda Venture Capital Investment Center  (Limited Partnership (常州嘉和达创业投资中心(有限合伙)) are Affiliates, the Shares held by each of the aforesaid entities shall be aggregated together for the purposes of determining the availability of their rights as a Key Investor; (iii) solely for the purpose of Article 4 (Information and Inspection Rights), for so long as Antfin and High Flyer are Affiliates, the Shares held by each of Antfin and High Flyer shall be aggregated together for the purposes of determining the availability of their rights as a Key Investor under Article 4.

“Law” or “Laws” means any constitutional provision, statute, law, rule, regulation, ordinance, code, rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any official policy or interpretation or administration of any of the foregoing by any Governmental Authority and any Governmental Order, in each case as amended.

“Liquidation Event” means, (i) any liquidation, dissolution or winding up of the Company and/or any of the Domestic Group Companies, either voluntary or involuntary, (ii) a sale, transfer or exclusive licensing of any Intellectual Property of any Group Company to any third party that materially affects the continuation of the operations of the Group, or (iii) termination of any of the Control Documents or dissolution of the arrangement thereunder (in each case provided that if the prior written waiver of each of (w) Antfin, (x) the Series G Shareholder Super-Majority, (y) one or more Investors who hold more than fifteen percent (15%) of the then outstanding Ordinary Shares (on an as-if converted basis), and (z) All-Stars is obtained, then such event shall not be deemed a Liquidation Event).  For the avoidance of doubt and notwithstanding the foregoing, neither (A) a sale of Shares by one or more Shareholders, regardless of the percentage of voting power in the Company being transferred in such sale, nor (B) a Trade Sale, shall be deemed as a Liquidation Event.

“Memorandum and Articles” means the Ninth Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“New Securities” means, subject to the terms of Article 5 hereof, any Equity Securities of the Company issued or proposed to be issued after the date hereof, other than the Exempt New Securities.

“Ningbo Juying” means Ningbo Juying Zhu Mei Investment Management Partnership (Limited Partnership) (宁波聚盈逐美投资管理合伙企业(有限合伙).

“Ningde JV” means Fujian Ningde Zhixiangwuxian Science and Technology Co. Ltd (福建宁德智享无限科技有限公司) and any Subsidiary of it.

“Non-Exercising Preemptive Right Holder” has the meaning set forth in Section 5.3 hereof.

“Offered Shares” has the meaning set forth in Section 7.2A(i) hereof.

“Onshore Founder Holdcos” means Ningbo Chi Ying Investment Management Partnership (Limited Partnership) (宁波赤盈投资管理合伙企业(有限合伙)), Shanghai Sang Jing Enterprise Management Center (上海桑靖企业管理中心), Ningbo Jun Xing Investment Management Partnership (Limited Partnership) (宁波骏兴投资管理合伙企业(有限合伙)), Shanghai Pan Dai Enterprise Management Center (上海磬戴企业管理中心), Ningbo Shi Xian Investment Management Partnership (Limited Partnership) (宁波仕贤投资管理合伙企业(有限合伙)), Shanghai Luo Wen Business Information Consulting Center (上海珞雯商务信息咨询中心), Ningbo Xin Qian Shun Investment Management Partnership (Limited Partnership) (宁波鑫仟顺投资管理合伙企业(有限合伙)), and Shanghai Ji Zhu Enterprise Management Center (上海暨诸企业管理中心).

“Onshore SPAs” means the Series C SPA, Pre-Series C+ SPA, the Series D SPAs, the Internal Restructuring Agreements and the Juying ETA.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Shareholders” mean the holders of Ordinary Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00001 per share.

“Over-Purchasing Shareholder” has the meaning set forth in Section 7.2(ii)(c) hereof.

“Oversubscribing Fully Participating Preemptive Right Holder” has the meaning set forth in Section 5.3 hereof.

“Partnership Election” has the meaning set forth in Section 6.1 hereof.

“Party” or “Parties” have the meaning set forth in the Preamble of this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined section 1297 in the Code.

“PFIC Shareholder” has the meaning set forth in Section 6.3 hereof.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Pre-Series C+ SPA” means the capital increase agreement executed by the Domestic Parent and other parties on October 24, 2017.

“Preemptive Right” has the meaning set forth in Section 5.1 hereof.

“Preemptive Right Holder” has the meaning set forth in Section 5.1 hereof.

“Preferred Shareholders” means, collectively, the holders of the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A1 Preferred Shares, the Series A2 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series E1 Preferred Shares, the Series E2 Preferred Shares, the Series E3 Preferred Shares, the Series F Preferred Shares and/or the Series G Preferred Shares, and a “Preferred Shareholder” means any of the foregoing.

“Preferred Shareholder Majority” means one or more Preferred Shareholders who, collectively hold more than fifty percent (50%) of the voting power of the then issued and outstanding Preferred Shares, which shall include Antfin.

“Preferred Shareholder Super-Majority” means one or more Preferred Shareholders who hold more than sixty-six point six seven percent (66.67%) of the then outstanding Preferred Shares, which shall include Antfin.

“Preferred Shares” means, collectively, the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A1 Preferred Shares, the Series A2 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series E1 Preferred Shares, the Series E2 Preferred Shares, Series E3 Preferred Shares, the Series F Preferred Shares and/or Series G Preferred Shares, and “Preferred Share” means any of the foregoing.

“Primavera” means Alyssum Holdings Limited, one of the Investors as set forth in Schedule II attached hereto.

“Primavera Director” has the meaning set forth in Section 2.1(i)(g) hereof.

“Prior SPAs” means the Series G SPA, the Series F+ SPA, the Series F SPA, the Series E SPA, the PV Series E2 SPA, the BAI SPA, the Joy Global SPA and the Onshore SPAs.

“Public Official” means any (i) officers, employees, or other persons working in an official capacity on behalf of any Governmental Authority or Government Entity, including state-owned or state-controlled enterprises; (ii) political party representatives, political party officials, or candidates for political office; (iii) officers, employees, or other persons working in an official capacity on behalf of any public international organization, such as the United Nations or the World Bank; and (iv) close relatives of persons identified above (e.g. parents, children, spouse, parents-in-law and siblings).

“Qualified Exchange” means the New York Stock Exchange, the Nasdaq Global Market System, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, the Main Market of the London Stock Exchange, the Shanghai Stock Exchange, or the Shenzhen Stock Exchange.

“Qualified IPO” means a firm commitment fully underwritten public offering of Ordinary Shares of the Company on a Qualified Exchange that results in gross proceeds to the Company of at least US$300,000,000, with (i) a pre-offering valuation of at least US$6,000,000,000 and (ii) the price per share offered to the public in the offering in any event never less than the Qualified IPO Share Price if the Company completes such public offering no later than December 31, 2021, or a firm commitment fully underwritten public offering of Ordinary Shares of the Company on a Qualified Exchange that results in gross proceeds to the Company of at least US$300,000,000, completed after December 31, 2021 with (i) a pre-offering valuation of at least US$6,800,000,000 and (ii) the price per share offered to the public in the offering in any event never less than the Qualified IPO Share Price; in each case unless otherwise as approved by the Preferred Shareholder Super-Majority and the Series G Shareholder Super-Majority, provided that the price per share offered to the public in the offering should not be less than the Series G Issue Price in any event.

“Qualified IPO Share Price” shall mean the minimum price per share, appropriately adjusted to reflect any share split, share dividend, recapitalization, reclassification or similar change in the capital structure of the Company, resulting in a yield to each holder of Series G Preferred Shares of not less than 10% simple interest per year starting from the actual investment date with respect to such holder of Series G Preferred Shares until the date of the Qualified IPO and a yield to each holder of Seires F Preferred Shares of no less than 10% simple interest per year starting from actual investment date with respect to such holder of Series F Preferred Shares (for All-Stars PEIISP I Limited such date shall mean February 19, 2020 and for All-Stars PESP IX Limited such date shall mean December 5, 2019) until the date of the Qualified IPO. The “actual investment date” in this definition shall mean the date of payment of relevant investment amount pursuant to the Series F SPA, the Series F+ SPA, the Series G SPA and/or the Series G+ SPA (as the case may be), and the date of issuance of any Shares, the date of closing or the date of payment under the Flip-up Subscription SPA or the ESOP Subscription SPA shall not be regarded as such “actual investment date”.

“Registration Rights Joinder Agreement” means a joinder agreement in substantially the form of Exhibit C attached hereto.

“Related Party” means a shareholder, officer, director or employee of any Group Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them.

“Relative” of an individual means a husband, wife, father, mother, son, daughter, brother, sister, grandparent, grandchild of such individual, or spouse of any of these, or any other person living in the same household with such individual.

“Relevant Tax Authority” has the meaning set forth in Section 8.14 hereof.

“Remaining Securities” has the meaning set forth in Section 5.3 hereof.

“Restructuring” means the transactions contemplated by the Restructuring Agreement and other Restructuring Documents, collectively.

“Restructuring Agreement” means the restructuring framework agreement (重组框架协议) concerning the Domestic Parent dated October 30, 2018 by and among the Domestic Parent, Shanghai Junzheng, Shanghai Junfeng, the Founders, the existing shareholders of the Domestic Parent and others.

“Restructuring Documents” means, collectively, the Contracts that have been entered into by the relevant parties in connection with the Restructuring (including the Restructuring Agreement, the Control Documents and any warrant, subscription agreement and any other Contract granting any existing shareholder of the Domestic Parent the right to subscribe for any Equity Securities of the Company).

“Restructuring Tax Obligations” has the meaning set forth in Section 8.14 hereof.

“ROFO Right Holder” has the meaning set forth in Section 7.2A(i) hereof.

“ROFO Shares” has the meaning set forth in Section 7.2A(iii) hereof.

“ROFO Offer Notice” has the meaning set forth in Section 7.2A(iii) hereof.

“ROFO Notice Period” has the meaning set forth in Section 7.2A(ii) hereof.

“ROFR Offered Shares” has the meaning set forth in Section 7.2(i) hereof.

“ROFR Third Party Purchaser” has the meaning set forth in Section 7.2(i) hereof.

“ROFR Transfer Notice” has the meaning set forth in Section 7.2(i) hereof.

“ROFR Transferor” has the meaning set forth in Section 7.2(i) hereof.

“SAFE” has the meaning set forth in Section 8.4(i) hereof.

“SCGC” means 深圳市创新投资集团有限公司 (Shenzhen Capital Group Co., Ltd), one of the Investors as set forth in Schedule II attached hereto.

“Second ROFR Notice” has the meaning set forth in Section 7.2(ii)(c) hereof.

“Second Participation Notice” has the meaning set forth in Section 5.3 hereof.

“Securities Act” has the meaning set forth in Schedule IV hereof.

“Selling Shareholder” has the meaning set forth in Section 7.3(i) hereof.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series A1 Preferred Shares” means the Series A1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series A2 Preferred Shares” means the Series A2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series C SPA” means the capital increase agreement executed by the Domestic Parent and other parties on September 18, 2017.

“Series C+ Preferred Shares” means the Series C+ Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series D Preferred Shares” means the Series D Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series D SPAs” means (a) Series D-1 SPA; (b) Series D-2 SPA; and (c) Series D-3 SPA.

“Series D-1 SPA” means the capital increase agreement executed by the Domestic Parent and other parties on December 3, 2017.

“Series D-2 SPA” means the capital increase agreement executed by the Domestic Parent and other parties on December 8, 2017.

“Series D-3 SPA” means the capital increase agreement executed by the Domestic Parent and other parties on December 12, 2017.

“Series E Preferred Shares” means the Series E1 Preferred Shares, the Series E2 Preferred Shares and the Series E3 Preferred Shares.

“Series E SPA” means the Share Purchase Agreement dated November 7, 2018 with respect to the purchase of certain Series E Preferred Shares by the Company, the HK Company, the WFOE, the Domestic Group Companies, the Founders, the Founder Holdcos and certain holders of Series E Preferred Shares.

“Series E1 Preferred Shares” means the Series E1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series E2 Preferred Shares” means the Series E2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series E3 Preferred Shares” means the Series E3 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series F Preferred Shares” means the Series F Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series F SPA” means the Share Purchase Agreement dated November 22, 2019 with respect to the purchase of certain Series F Preferred Shares by the Company, the HK Company, the WFOE, the Domestic Group Companies, the Founders, the Founder Holdcos and certain holders of Series F Preferred Shares.

“Series F+ SPA” means the Share Purchase Agreement dated August 14, 2020 with respect to the purchase of certain Series F Preferred Shares by the Company, the HK Company, the WFOE, the Domestic Group Companies, the Founders, the Founder Holdcos and certain holders of Series F Preferred Shares.

“Series G Preferred Shares” means the Series G Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Series G SHA” has the meaning set forth in the Recitals of this Agreement.

“Series G Shareholder Super-Majority” means one or more holders of Series G Preferred Shares who hold more than sixty-eight point seven percent (68.7%) of the then issued and outstanding Series G Preferred Shares.

“Series G SPA” means the Amended and Restated Series G Preferred Share Purchase Agreement dated [*], 2021 with respect to the purchase of certain Series G Preferred Shares by the Company, the HK Company, the WFOEs, the Domestic Group Companies (other than Xiamen Haxing and Tangshan Yongduo), the Founders, the Founder Holdcos and certain holders of Series G Preferred Shares (other than CSRF and Javis Auto Inc.).

“Series G+ SPA” has the meaning set forth in the Recitals of this Agreement.

“Series Seed Preferred Shares” means the Series Seed Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in Schedule V hereof and the Memorandum and Articles.

“Shanghai Junha” has the meaning set forth in the Preamble of this Agreement.

“Shanghai Junfeng” has the meaning set forth in the Preamble of this Agreement.

“Shanghai Junzheng” has the meaning set forth in the Preamble of this Agreement.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Shareholders” means the Ordinary Shareholders and Preferred Shareholders, and “Shareholder” means any one of them.

“Subsidiary” means, with respect to any Person, each other Person in which the first Person: (a) owns or Controls, directly or indirectly, more than fifty percent (50%) of the issued and outstanding share capital, voting interests or other equity interests; (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person, including interests held through a VIE Structure or other contractual arrangements; or (c) has a relationship such that the financial statements of such other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Strategic Cooperation Agreement” means the Strategic Cooperation Agreement entered into by the Domestic Parent and Antfin or any Person designated by Antfin.

“Transaction Documents” means this Agreement, the Memorandum and Articles, the ESOP Subscription SPA, the Series E SPA, the PV Series E2 SPA, the BAI SPA, the Joy Global SPA, the Onshore SPAs, the “Transaction Documents” as defined in the Series G+ SPA, the Series G SPA, the Flip-up Subscription SPA, the Series F+ SPA, the Series F SPA, the Upward-Shift-of-Equity SPA, the Control Documents, the Strategic Cooperation Agreement, the Business Cooperation Agreement, and the Intellectual Property Agreement, in each case, as amended from time to time, and other agreements and documents expressly provided for under each of the aforesaid documents.

“Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees, or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntarily, involuntarily or by operation of law, directly or indirectly.

“Transfer Notice” has the meaning set forth in Section 7.2A(i) hereof.

“Transferor” has the meaning set forth in Section 7.2A(i) hereof.

“Trusts” means (i) the arrangements under the Deed of Settlement entered into by Joyful Trip Limited and the Trustee, (ii) the arrangements under the Deed of Settlement entered into by Kite Flying Limited and the Trustee, (iii) the arrangements under the Deed of Settlement entered into by Budda Sitting Limited and the Trustee, and (iv) the arrangements under the Deed of Settlement entered into by Pleasant Ride Limited and the Trustee. A “Trust” means any one of them.

“Trust Holdcos” means Colour Wheel Global Limited, First Raise Limited, Hill Sun Limited and Ever Youth Global Limited. A “Trust Holdco” means any one of them.

“Trustee” means Vistra Trust (Singapore) Pte. Limited.

“High Flyer” means High Flyer Ltd., one of the Investors as set forth in Schedule II attached hereto.

“Unpurchased ROFR Offered Shares” has the meaning set forth in Section 7.2(ii)(c) hereof.

“Upward-Shift-of-Equity SPA” means the share purchase agreement executed by the Company and other parties on October 31, 2018.

“U.S.” means the United States of America.

“U.S. Person” or “United States Person” means any person described in Section 7701(a)(30) of the Code.

“VIE Structure” means the investment structure in which a PRC-domiciled operating entity and its PRC shareholders enter into a number of contracts with a non-PRC investor (or a foreign-invested enterprise incorporated in the PRC invested by the non-PRC investor) pursuant to which the non-PRC investor achieves control of the PRC-domiciled operating entity and consolidates the financials of the PRC-domiciled entity with those of the non-PRC investor.

“WFOE” has the meaning set forth in the Preamble of this Agreement.

“Yang Lei” means 杨磊 (Yang Lei), one of the Founders as set forth in Schedule I-A attached hereto.

“Yang Lei Director” has the meaning set forth in Section 2.1(i)(a) hereof.

“Yiche” means Bitauto Hong Kong Limited, one of the Investors as set forth in Schedule II attached hereto.

“Youon Investment” means YOUON (Cayman) Investment Co., Ltd.

“Youon Technology” has the meaning set forth in the Preamble of this Agreement.

“Youon Parties” means Youon Investment and Youon Technology.

“Zhengzhou Habai” has the meaning set forth in the Preamble of this Agreement.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Series G+ SPA.

Article 2.                Corporate Governance.

Section 2.1            Board of Directors

(i)                                     From and after the Effective Date, the Company shall have a Board consisting of no more than eleven (11) directors, of which:

(a)           Yang Lei shall have the right to appoint one (1) director on the Board (the “Yang Lei Director”);

(b)           the Founder Majority shall have the right to jointly appoint four (4) directors on the Board (the “Founder Directors”);

(c)           Antfin shall have the right to appoint two (2) directors on the Board (the “Antfin Directors”);

(d)           GGV shall have the right to appoint one (1) director on the Board (the “GGV Director”);

(e)           Chengwei Capital shall have the right to appoint one (1) director on the Board (the “Chengwei Capital Director”);

(f)            Fosun shall have the right to appoint one (1) director on the Board (the “Fosun Director”);

(g)           Primavera, for so long as it (together with its Affiliates) holds any Series E2 Preferred Shares, shall have the right to appoint one (1) director on the Board (the “Primavera Director”, together with the GGV Director, the Chengwei Capital Director, the Fosun Director, the “Investor Directors”);

(ii)           A Founder Director shall serve and be elected by the other directors as the chairman of the Board.

(iii)          Each director on the Board shall have one vote.  The chairman of the Board shall not have a casting vote.

(iv)          An individual designated by CSRF, an individual designated by CATL, an individual designated by SCGC, an individual designated by Grains Valley Capital, an individual designated by Youon Investment, an individual designated by High Flyer, an individual designated by GBA, an individual designated by Banyan and an individual designated by All-Stars shall have the right to attend the meetings of the Board as an observer (as well as view all materials presented at the meetings of the Board) without voting rights.  The General Manager or chairman of the Board shall have the right to require, at his sole discretion, any such individual to be excluded from any Board meeting or any portion thereof. Without the Board’s written consent, CSRF, CATL, SCGC, Grains Valley Capital, Youon Investment, High Flyer, GBA, Banyan and All-Stars shall not replace any such observer, and the Board shall have the right to require CSRF, CATL, SCGC, Grains Valley Capital, Youon Investment, High Flyer, GBA, Banyan and All-Stars to replace any such observer with an individual acceptable to the Board.

Section 2.2            Director Election and Removal Procedures

(i)            At each election of the directors of the Board, each Shareholder shall vote at any meeting of members such number of Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares to keep the size of the Board at eleven (11) directors and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 2.1 and (b) against any nominees not designated pursuant to Section 2.1.

(ii)           Any Person or group of Persons entitled to designate any individual to be appointed as a director of the Board pursuant to Section 2.1 shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director to the Board designated pursuant to Section 2.1 shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to designate such director pursuant to Section 2.1, and each such holder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 2.1, as the director whose seat was vacated.

Section 2.3                           Alternates. Subject to applicable Law, each director on the Board shall be entitled to appoint an alternate to attend any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

Section 2.4                           D&O Insurance The Company shall, and the Founders shall cause the Company to, as promptly as practicable, purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by Antfin, in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise or entity, against any liability asserted against the person and incurred by the person in that capacity.  The Memorandum and Articles shall at all times provide that the Company and each of the Founders shall indemnify the members of the Board to the maximum extent permitted by the Law of the jurisdiction in which the Company is organized.

Section 2.5            Board Meetings. The Company shall hold no less than one (1) Board meeting during each fiscal quarter.  A quorum for a Board meeting shall consist of eight (8) directors, including the Antfin Directors and at least two (2) Investor Directors.  If a quorum is not present solely due to the absence of the Antfin Directors and at least two (2) Investor Directors within one hour following the scheduled start of the meeting of the Board, such meeting shall adjourn and reconvene three Business Days later at the same place and time.  Any eight (8) directors will constitute a quorum for such reconvened meeting of the Board.

Section 2.6            Participation Arrangements. Any one or more directors may participate in and vote at Board meetings by means of a telephone conference or any communication equipment which allows all persons participating in the meeting to communicate to the others any information or opinions they have on any particular item of business of the meeting.  Any director so participating in a Board meeting shall be deemed to be present in person and shall be counted towards the quorum.

Section 2.7            Boards of Other Group Companies. At the request of any Key Investor, the number of directors on the board of any Group Company (other than the Company) shall be constituted in the same manner as the Board, and the provisions in this Article 2 shall apply mutatis mutandis to the board of directors of each Group Company.  Each Group Company and each Founder shall take all steps required to give effect to the first sentence of this Section 2.7.

Section 2.8            Additional Covenants.  Each Group Company and each of the Founders shall ensure that the rights granted hereunder are effective and that the Parties enjoy the benefits hereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above.  No Group Company shall, and the Founders shall cause each Group Company not to, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Group Companies and the Founders, and each Group Company shall, and the Founders shall cause the Group Companies to, at all times in good faith take action as appropriate in the carrying out of all of the provisions of this Agreement. Each Ordinary Shareholder agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

Article 3.                Protective Provisions.

Section 3.1            Matters requiring approval of at least six (6) directors, including the Antfin Directors.  In addition to any other rights provided by Law and the Memorandum and Articles, each Group Company shall not, and each Founder shall cause each Group Company not to take any of the following actions (whether by merger, amendment, reorganization, amalgamation, or otherwise) without obtaining the prior written consent of at least six (6) directors on the Board, including the Antfin Directors (with each Antfin Director acting in his or her capacity as a representative of the holder of the Preferred Shares and not in his or her capacity as a director of the Company):

(i)            to cease to engage in the Business, enter any business area not associated with the Business, or change the Business of the Group;

(ii)           to create, authorize to create or issue any Equity Securities, or any options, warrants or securities convertible into the equity interest in any Group Company, or accept any other investment with rights, preferences or privileges senior to or on parity with the investment made by the Investors;

(iii)          to purchase or redeem any Group Company’s Equity Securities of any type (other than (1) any transfer of Shares in accordance with Article 7; or (2) any redemption of the Preferred Shares in accordance with this Agreement);

(iv)          to declare or pay any dividends or distributions on such Equity Securities or to determine a plan of distribution of more than 30% of the Group Companies’ distributable profits for the current fiscal year, or formulate a plan of recovery of the Group Companies’ losses exceeding Renminbi Ten Million (RMB10,000,000);

(v)           to incur debts or guarantee any indebtedness if the Group’s aggregate indebtedness or guarantee would exceed Renminbi Ten Million (RMB10,000,000) (after deduction of any amount of debts repaid and security released), except for trade account payables, deposits or reloaded amounts arising in the ordinary course of business;

(vi)          to make any loan or advance other than trade credit given in the ordinary course of business to any Person (or pay any advance payment or deposit of more than Renminbi Ten Million (RMB10,000,000)), other than to any wholly-owned subsidiaries of the Company or the Domestic Group Companies; provided that for so long as the outstanding amount of the advance made to the Ningde JV for any transaction of battery leasing for electric bicycles from Ningde JV does not exceed Renminbi 300,000,000, then the approval under this Section 3.1 shall not be requied for the payment of such advance to the Ningde JV.

(vii)         to amend and approve any ESOP;

(viii)        to select or change any external auditor (the “Company’s Auditor”), or make any material changes to the accounting policies of any Group Company;

(ix)          to approve, extend or modify any transaction or agreement with a director, Key Employee and/or his or her Affiliate, other than a Shareholder and its Affiliates, involving an amount of Renminbi One Million (RMB1,000,000) individually or in the aggregate on an annual basis, except pursuant to an ESOP;

(x)           to approve, extend or modify any annual related-party transaction plan of Youon Technology and its subsidiaries in connection with the daily operation of any Group Company (the “Annual Related-party Transaction Plan”) as well as any transaction not included in the Annual Related-party Transaction Plan involving an amount or expected amount of Renminbi Ten Million (RMB10,000,000) individually or in the aggregate on an annual basis, provided that for so long as the outstanding amount of the advance made to the Ningde JV for any transaction of battery leasing for electric bicycles from Ningde JV does not exceed Renminbi 300,000,000, then the approval under this Section 3.1 shall not be requied for the payment of such advance to the Ningde JV; to approve, extend or modify any transaction with any other Shareholder and/or its Affiliates, other than Antfin and its Affiliates, or Youon Technology and its subsidiaries, involving an amount or expected amount of Renminbi Five Million (RMB5,000,000) individually or in the aggregate on an annual basis (notwithstanding the foregoing, excluding any transaction of purchasing bicycles or electric bicycles);

(xi)          to sell, mortgage, pledge, lease, transfer or dispose of assets of any Group Company (including any of such actions in an Asset Sale), other than in the ordinary course of business, having a book value of Renminbi Ten Million (RMB10,000,000) or more, or other assets material to the Group or its Business the absence of which could have material adverse effects on the Group or its Business (excluding Intellectual Property);

(xii)         to sell, transfer, transfer to any external party, exclusively license, pledge or encumber any Intellectual Property which is material to the ongoing operations of the Group (including any of such actions in an Asset Sale), other than any non-exclusive license granted in the ordinary course of business;

(xiii)        to approve the budget of the Group, or approve any spending that would exceed the amount approved in the then current budget of the Group by 15%;

(xiv)        to invest in or acquire any Person or acquire the assets, business, business organizations or units of any Person, enter into any partnership or joint venture or form any association, other than a strategic alliance not involving equity interest or equity-related investment, in one or a series of related transactions involving an amount of more than Renminbi Ten Million (RMB10,000,000);

(xv)         to purchase wealth management products or carry out wealth investment, in one or a series of related transactions, involving an amount of more than Renminbi Twenty Million (RMB20,000,000).  For the avoidance of doubt, the purchase of the following wealth management products shall not be subject to the restrictions of this clause (xv): (1) any bank deposits (including structured deposits), interbank deposit receipts and principal-guaranteed wealth management products with a term of one year or less with a commercial bank; (2) any monetary market fund established by a fund management company with a daily average scale of at least Renminbi Ten Billion (RMB10,000,000,000) over the first 90 trading days; and (3) any open-ended bond fund established by a fund management company with a daily average scale of at least Renminbi Two Billion (RMB2,000,000,000) over the first 90 trading days;

(xvi)        to sell, transfer, transfer to an external party, or pledge or encumber any equity interest in any Subsidiary of the Company or any Domestic Group Company;

(xvii)       to approve or change the remuneration of any key member of the management team of any Group Company, other than as set forth in a budget approved by the Board;

(xiii)        to conclude and settle any major litigation or arbitration proceeding which is of strategic importance to the Group or involves an amount of more than Renminbi Five Million (RMB5,000,000);

(xix)        to approve the updating of the Company’s Competitors or Antfin’s Competitors;

(xx)         to modify, amend or terminate any of the Control Documents or the arrangements thereunder; or

(xxi)        to authorize, agree or undertake to do any of the foregoing.

For the avoidance of doubt, if Antfin holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the Antfin Directors shall no longer be required pursuant to this Section 3.1.

Section 3.2            Matters requiring approval of at least six (6) directors, including the Yang Lei Director and the Antfin Directors.  In addition to any other rights provided by Law and the Memorandum and Articles, each Group Company shall not, and each Founder shall cause each Group Company not to take any of the following actions (whether by merger, amendment, reorganization, amalgamation, or otherwise) without obtaining the prior written consent of at least six (6) directors on the Board, including the Yang Lei Director and the Antfin Directors (with each Antfin Director acting in his or her capacity as a representative of the holder of the Preferred Shares and not in his or her capacity as a director of the Company):

(i)            to change the equity structure of the Company or the Domestic Group Companies (other than (1) any transfer of Shares in accordance with Article 7, or (2) any redemption of Preferred Shares in accordance with this Agreement);

(ii)           to reorganize the Group, sell all or more than 50% of assets of the Group, or transfer or exclusively license any Intellectual Property of the Group which is material to the ongoing operations of the Group;

(iii)          to approve an initial public offering of any Group Company, any amendment of the articles of association of the Company made with respect to an initial public offering of any Group Company, or approve the valuation or any material terms and conditions for an initial public offering of any Group Company;

(iv)          to employ or dismiss any key members of the management team of any Group Company, including the General Manager, chief financial officer, and officers holding the position of senior vice president or above of the Group; or

(v)           to increase or decrease the number of members of the Board.

For the avoidance of doubt, the prior written consent of the Yang Lei Director shall no longer be required pursuant to this Section 3.2, if (x) Yang Lei ceases to serve as the General Manager of the Company; (y) Yang Lei, the Founder Holdco held by Yang Lei or Gold Guard Investments Limited materially breaches any Transaction Document or any applicable Laws of the PRC or the Laws of the registered place of the Founder Holdco held by Yang Lei or Gold Guard Investments Limited or any other jurisdiction that may be applicable to Yang Lei, the Founder Holdco held by Yang Lei or Gold Guard Investments Limited, and his or its act or omission materially impairs the interests of any Group Company; or any Group Company materially breaches any Transaction Document and/or any applicable Laws of the PRC (or other places where it is registered or other jurisdiction that may be applicable to such Group Company (as the case may be)); or (z) Yang Lei, the Founder Holdco held by Yang Lei or Gold Guard Investments Limited directly or indirectly transfers 20,412,195 Shares held by it as of the date hereof.

For the avoidance of doubt, if Antfin holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the Antfin Directors shall no longer be required pursuant to this Section 3.2.

Section 3.3            Matters requiring approval of at least eight (8) directors, including the Antfin Directors. In addition to any other rights provided by Law and the Memorandum and Articles, each Group Company shall not, and each Founder shall cause each Group Company not to take any of the following actions (whether by merger, amendment, reorganization, amalgamation, or otherwise) without obtaining the prior written consent of at least eight (8) directors on the Board, including the Antfin Directors (with each Antfin Director acting in his or her capacity as a representative of the holder of the Preferred Shares and not in his or her capacity as a director of the Company):

(i)            to substantially amend the articles of association of the Company or any other Group Company (other than any amendment of the articles of association of the Company made with respect to (1) any redemption of Preferred Shares in accordance with this Agreement or (2) an initial public offering of any Group Company, to the extent such amendment affects the rights, preferences, privileges, powers or restrictions of Antfin or any of the Shares held by Antfin and/or its Affiliates (it being understood that any amendment that merely reflects the transfer or assignment of rights held by a transferor of Shares to the transferee of Shares in connection with a share transfer in accordance with Article 7, or any amendment that merely removes any provision that, by its term, is no longer applicable as a result of such transfer, shall not be deemed to affect the rights, preferences, privileges, powers or restrictions of Antfin or any of the Shares held by Antfin and/or its Affiliates);

(ii)           to increase or reduce the issued share capital or registered capital of any Group Company (other than any increase or reduction of the issued share capital of the Company with respect to (1) any transfer of Shares in accordance with Article 7, (2) any redemption of Preferred Shares in accordance with this Agreement, or (3) an initial public offering of any Group Company); or

(iii)          any merger, division, dissolution, liquidation or change of corporate form of any Group Company.

For the avoidance of doubt, if Antfin holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the Antfin Directors shall no longer be required pursuant to this Section 3.3.

Section 3.4            Matters requiring approval of the GGV Director or the Chengwei Capital Director. Without prejudice to the requirements set forth in Section 3.1, Section 3.2, Section 3.3, and Section 3.5, and in addition to any other rights provided by Law and the Memorandum and Articles, each Group Company shall not, and each Founder shall cause each Group Company not to take any of the following actions (whether by merger, amendment, reorganization, amalgamation, or otherwise) without obtaining the prior written consent of the GGV Director or the Chengwei Capital Director (with each of the GGV Director and the Chengwei Capital Director acting in his or her capacity as a representative of the holder of the Preferred Shares and not in his or her capacity as a director of the Company):

(i)            to cease to engage in the Business, enter any business area not associated with the Business, or change the business of the Group;

(ii)           to substantially amend the articles of association of the Company or any other Group Company (other than any amendment of the articles of association of the Company made with respect to any redemption of Preferred Shares in accordance with this Agreement), to the extent such amendment affects the rights, preferences, privileges, powers or restrictions of, GGV or Chengwei Capital (as the case may be) or any of the Shares held by GGV or Chengwei Capital (as the case may be) and/or its Affiliates (it being understood that any amendment that merely reflects the transfer or assignment of rights held by a transferor of Shares to the transferee of Shares in connection with a share transfer in accordance with Article 7, or any amendment that merely removes any provision that, by its term, is no longer applicable as a result of such transfer, shall not be deemed to affect the rights, preferences, privileges, powers or restrictions of GGV or Chengwei Capital (as the case may be) or any of the Shares held by GGV or Chengwei Capital (as the case may be) and/or its Affiliates);

(iii)          to increase or reduce the issued share capital or registered capital of any Group Company (other than any increase or reduction of the issued share capital of the Company with respect to (1) any transfer of Shares in accordance with Article 7, (2) any redemption of Preferred Shares in accordance with this Agreement);

(iv)          to modify, amend or terminate any of the Control Documents or the arrangements thereunder;

(v)           any merger, division, dissolution, liquidation or change of corporate form of any Group Company;

(vi)          to sell, mortgage, pledge, lease, transfer or dispose of assets of the Company (including any of such actions in an Asset Sale), other than in the ordinary course of business, having a book value of Renminbi Ten Million (RMB10,000,000) or more, or other assets material to the Group or its Business the absence of which could have material adverse effects on the Group or its Business (excluding Intellectual Property); or

(vii)         to sell, transfer, transfer to any external party, exclusively license, pledge or encumber any Intellectual Property which is material to the ongoing operations of the Group (including any of such actions in an Asset Sale), other than any non-exclusive license granted in the ordinary course of business.

For the avoidance of doubt, if GGV holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the GGV Director shall no longer be required pursuant to this Section 3.4; and if Chengwei holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the Chengwei Capital Director shall no longer be required pursuant to this Section 3.4.

Section 3.5            Matters requiring approval of the Fosun Director. Without prejudice to the requirements set forth in Section 3.1, Section 3.2, Section 3.3, and Section 3.4, and in addition to any other rights provided by Law and the Memorandum and Articles, each Group Company shall not, and each Founder shall cause each Group Company not to take any of the following actions (whether by merger, amendment, reorganization, amalgamation, or otherwise) without obtaining the prior written consent of the Fosun Director (with the Fosun Director acting in his or her capacity as a representative of the holder of the Preferred Shares and not in his or her capacity as a director of the Company):

(i)            to cease to engage in the Business, enter any business area not associated with the Business, or change the business of the Group;

(ii)           to substantially amend the articles of association of the Company or any other Group Company (other than any amendment of the articles of association of the Company made with respect to (1) any redemption of Preferred Shares in accordance with this Agreement, (2) any subsequent financing, ESOP and/or merger,), to the extent such amendment affects the rights, preferences, privileges, powers or restrictions of Fosun and/or any of the Shares held by Fosun (as the case may be) and/or its Affiliates (it being understood that any amendment that merely reflects the transfer or assignment of rights held by a transferor of Shares to the transferee of Shares in connection with a share transfer in accordance with Article 7, or any amendment that merely removes any provision that, by its term, is no longer applicable as a result of such transfer, shall not be deemed to affect the rights, preferences, privileges, powers or restrictions of Fosun or any of the Shares held by Fosun and/or its Affiliates);

(iii)          to increase or reduce the issued share capital or registered capital of any Group Company (other than any increase or reduction of the issued share capital of the Company with respect to (1) any transfer of Shares in accordance with Article 7, (2) any redemption of Preferred Shares in accordance with this Agreement; (3) any subsequent financing, ESOP and/or merger);

(iv)          any division, dissolution, liquidation or change of corporate form of any Group Company;

(v)           to modify, amend or terminate any of the Control Documents or the arrangements thereunder;

(vi)          to sell, mortgage, pledge, lease, transfer or dispose of assets of the Company (including any of such actions in an Asset Sale), other than in the ordinary course of business, having a book value of Renminbi Ten Million (RMB10,000,000) or more, or other assets material to the Group or its Business the absence of which could have material adverse effects on the Group or its Business (excluding Intellectual Property); or

(vii)         to sell, transfer, transfer to any external party, exclusively license, pledge or encumber any Intellectual Property which is material to the ongoing operations of the Group (including any of such actions in an Asset Sale), other than any non-exclusive license granted in the ordinary course of business.

For the avoidance of doubt, if Fosun holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the Fosun Director shall no longer be required pursuant to this Section 3.5.

Section 3.6            Other Board Related Matters.  In terms of any company (other than the Subsidiaries) in which any Group Company hold any equity interest, the Group shall use its best efforts to (i) obtain the consent right in respect to the matters set forth in Article 3 in relation to such company (for the avoidance of doubt, if the above-mentioned matters are related to specific amount, such amount may be adjusted pursuant to the actual circumstance of such company); and (ii) obtain a proportional number of board seats of such company.

Article 4.                Information and Inspection Rights.

Section 4.1            Financial and Accounting Rules

(i)            The Company shall establish its financial and accounting rules in accordance with the Applicable Accounting Principles, and submit such rules to the Board for its approval.  If required, the financial and accounting rules of the WFOE or any Domestic Group Company shall be filed with the relevant local finance and tax authorities in the PRC.

(ii)           The Company shall adopt the accrual basis of accounting and the debit-credit bookkeeping method to keep accounts, and shall prepare complete and accurate monthly, quarterly and annual financial statements in accordance with the Applicable Accounting Principles.

(iii)          The Gregorian calendar year shall be adopted as the fiscal year of the Company, commencing from January 1 of each year and ending on December 31 of the same year.

Section 4.2            Delivery of Financial Statements. Each Group Company shall, and each Founder shall cause each Group Company to, deliver the following documents or reports to each Key Investor:

(i)            within ninety (90) calendar days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows of the Company for such fiscal year and a consolidated balance sheet of the Company as of the end of the fiscal year, audited and certified by one of the big four accounting firms (Deloitte Touche Tohmatsu, Ernst & Young, KPMG, or PricewaterhouseCoopers) or its local affiliate, together with the auditor’s report thereon, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual figures of the previous fiscal year and such other information as may be required by applicable Laws or the Board, all prepared in English and in accordance with the Applicable Accounting Principles or reconciled to the Applicable Accounting Principles (for the avoidance of doubt and notwithstanding anything herein to the contrary, the documents set forth in this Section 4.2(i) shall be provided to any Shareholder who requests such documents);

(ii)           within forty-five (45) calendar days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows of the Company for such quarter and a consolidated balance sheet of the Company as of the end of such quarter, and a management report including (a) a report as to the current headcount of the Company or the Domestic Parent and its Subsidiaries and a comparison of the financial results of such quarter with the corresponding quarterly figures of the previous fiscal year, (b) the General Manager’s evaluation of the business progress of the Group for the ended quarter and the forecast for the current and following fiscal quarters and (c) such other information as may be required by applicable Laws or the Board), all prepared in English and in accordance with the Applicable Accounting Principles consistently applied throughout the period (except for year-end adjustments and except for the absence of notes) or reconciled to the Applicable Accounting Principles and certified as true, correct and not misleading by the General Manager and the chief financial officer of the Company;

(iii)          within ten (10) Business Days after the end of each month, a monthly operating report setting forth the monthly and year-to-date results of operations in such form as the Board may require, including a comparison showing any cumulative deviations from the current capital and operating budgets;

(iv)          upon the request of any Key Investor, within thirty (30) calendar days before the end of the current fiscal year, an annual business plan, annual consolidated budget and projected financial statements for the succeeding fiscal year for the Group Companies as approved by the Board, setting forth for each quarter during such succeeding fiscal year projected revenues, profits and operating expenses;

(v)           copies of all documents or other information sent to all other shareholders or any Key Investor and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than two (2) Business Days after such documents or information are filed by the Company and certified as true, correct and not misleading by the General Manager and the chief financial officer of the Company;

(vi)          as soon as practicable, but in any event within five (5) Business Days after the end of each fiscal year of the Company, updated and detailed capitalization table of each Group Company as of the end of the fiscal year and certified as true, correct and not misleading by the General Manager and the chief financial officer of the Company; and

(vii)         as soon as practicable, any other information (including, without limitation, monthly or other periodic operating metrics) reasonably requested by any Key Investor within five (5) Business Days upon such request.

Section 4.3            Inspection. Each Group Company shall, and the Founders shall cause each Group Company to, permit each Key Investor to, during normal business hours following reasonable notice, (i) visit and inspect any Group Company and any Group Company’s properties, (ii) examine the books of account and records of any Group Company, and (iii) discuss the affairs, finances and accounts of any Group Company with the directors, officers, management, employees, accountants, legal counsel and investment bankers of such entities.

Section 4.4            Corporate Audit. The Company shall cause the Company’s Auditor to examine the Company’s accounts and issue auditor’s reports in accordance with the Applicable Accounting Standards, including a separate auditor’s report for the Domestic Group Companies and a consolidated auditor’s report for the Company and its Subsidiaries, which reports shall be submitted to the Board for its approval.  The Company shall provide the Company’s Auditor with all documents and account books as necessary for external auditing.  The Company shall require the Company’s Auditor to keep confidential all information made available to it as a result of the Company’s engagement of it as the Company’s Auditor.

Section 4.5            Independent Audit. (i) After the Company has delivered its audited consolidated financial statements for a fiscal year to a Key Investor, such Key Investor shall have the right to appoint an independent auditor to conduct an independent audit on the Company’s finance at its own expense, provided that a written notice shall be given to the Company at least ten (10) days prior to such audit.  Each Group Company shall, and the Founders shall cause each Group Company to, permit such independent auditor to, during normal business hours following reasonable notice, (a) visit and inspect any Group Company and any Group Company’s properties, (b) examine the books of account and records of any Group Company, and (c) discuss the affairs, finances and accounts of any Group Company with the directors, officers, management, employees, accountants, legal counsel and investment bankers of such entities.  Any dispute arising from such independent audit may be submitted to the Board for discussion and resolution.

(ii)           In the event that the discrepancy between the results of the independent audit conducted pursuant to paragraph (i) above and those in the auditor’s reports issued by the Company’s auditor equals or exceeds 10%, the Company shall, and the Founders shall cause the Company to, (a) call for a Board meeting to be convened within five (5) Business Days after the relevant Key Investor’s delivery to the Company of its written notice concerning such discrepancy and (b) resolve the disputes arising from such independent audit within thirty (30) days after the date of such written notice.

Article 5.                Preemptive Rights.

Section 5.1            General. The Company hereby grants to each Shareholder (other than Yiche) (a “Preemptive Right Holder”) a right (the “Preemptive Right”) to purchase up to its pro rata share of any New Securities that the Company may (after having obtained the requisite prior written consents in accordance with Article 3 and subject always to the provisions in Section 8.7) from time to time propose to sell or issue, in the proportions set forth in this Section 5.1.  Each Preemptive Right Holder’s “pro rata share” for the purposes of this Section 5.1 shall be determined according to the aggregate number of Ordinary Shares held by such Preemptive Right Holder on an issued and outstanding and as-converted basis immediately prior to the issuance of the New Securities in relation to the aggregate number of Ordinary Shares held by all Preemptive Right Holders on an issued and outstanding and as-converted basis immediately prior to the issuance of the New Securities. For the avoidance of doubt, the Shareholders do not have the Preemptive Right in respect of any issuance of the Exempt New Securities.

Section 5.2            Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Right Holder written notice (an “Issuance Notice”) of such proposal, describing (i) the type of New Securities, (ii) the identity of the prospective subscriber(s), and (iii) the price and the material terms upon which the Company proposes to issue the same.  The Issuance Notice shall certify that the Company in good faith believes a binding agreement for the issuance is obtainable on the terms set forth in the Issuance Notice, and shall include a copy of any written proposal, term sheet or letter of intent or other written instrument relating to the proposed issuance.  Each of the Preemptive Right Holders shall have fifteen (15) days after the receipt of such notice to agree to purchase up to such Preemptive Right Holder’s respective pro rata share of such New Securities (as determined in Section 5.1) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

Section 5.3            Overallotment.  If any Preemptive Right Holder fails to exercise its Preemptive Right to purchase its full pro rata share of any New Securities (each, a “Non-Exercising Preemptive Right Holder”), the Company shall, within three (3) Business Days after the expiration of the fifteen (15) day period described in Section 5.2 above, deliver written notice (“Second Participation Notice”) specifying the aggregate number of unpurchased New Securities that were eligible for purchase by all Non-Exercising Preemptive Right Holders (the “Remaining Securities”) to each Preemptive Right Holder that exercised its right to purchase its full pro rata share of the New Securities (each, an “Exercising Preemptive Right Holder”).  Each Exercising Preemptive Right Holder shall have a right of overallotment, and may exercise such right by notifying the Company in writing within ten (10) Business Days after receipt of the Second Participation Notice that it proposes to buy an additional number (an “Additional Number”) of the Remaining Securities; provided, however, that if the Exercising Preemptive Right Holders desire to purchase in aggregate more than the number of Remaining Securities, then each Exercising Preemptive Right Holder who proposes to buy more than such number of Remaining Securities equal to the product obtained by multiplying (i) the number of the Remaining Securities by (ii) a fraction, the numerator of which is the number of the Ordinary Shares held by such Exercising Preemptive Right Holder on an issued and outstanding and as-converted basis and the denominator of which is the total number of Ordinary Shares held by all Exercising Preemptive Right Holders on an issued and outstanding and as-converted basis (an “Oversubscribing Fully Participating Preemptive Right Holder”) will be cut back by the Company with respect to its oversubscription to that number of the Remaining Securities equal to the lesser of (x) its Additional Number and (y) the product obtained by multiplying (i) the number of the Remaining Securities available for subscription by (ii) a fraction, the numerator of which is the number of the Ordinary Shares held by such Oversubscribing Fully Participating Preemptive Right Holder on an issued and outstanding and as-converted basis and the denominator of which is the total number of the Ordinary Shares held by all the Oversubscribing Fully Participating Preemptive Right Holders on an issued and outstanding and as-converted basis. Each Exercising Preemptive Right Holder shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 5.3 and the Company shall so notify the Exercising Preemptive Right Holder within fifteen (15) Business Days following the date of the Second Participation Notice.

Section 5.4            Sales by the Company. For a period of sixty (60) days following the expiration of the fifteen (15) day period as described in Section 5.2 above (or the ten (10) Business Day period described in Section 5.3, if applicable), subject to Section 8.7, the Company may sell any New Securities with respect to which the Preemptive Right Holders’ rights under this Article 5 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice.  Such sale will only be valid and the Company shall only make such sale if such purchasers have agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence in the form attached hereto as Exhibit B.  In the event the Company has not sold such New Securities within such sixty (60) day period, the Company shall not and the Founders shall cause the Company to not thereafter issue or sell any New Securities, without first again offering such securities to the Preemptive Right Holders in the manner provided in this Article 5.

Article 6.                Tax Matters.

Section 6.1            Each Group Company shall not, and the Founders shall cause each Group Company not to, take any action inconsistent with the treatment of the relevant Group Company as a corporation for U.S. federal income tax purposes and each Group Company shall not, and the Founders shall cause each Group Company not to, elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.  Upon notification by any Investor that any Group Company should elect to be classified as a partnership or disregarded entity for U.S. federal income tax purposes (the “Partnership Election”), the Company shall make, or shall cause to be made, the “Partnership Election” by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit the Partnership Election to be terminated or revoked without the written consent of the relevant Investor.

Section 6.2            Each Group Company and Founder shall use their best efforts to arrange the management and business activities of each Group Company in such a way that none of the Group Companies is treated as a resident for tax purposes of or is subject to income tax in a jurisdiction other than the jurisdiction in which it has been organized.

Section 6.3            Each Group Company and Founder shall use their best efforts to avoid future status of any Group Company as a PFIC.   Within forty-five (45) days from the end of each taxable year of the Company, each Group Company shall, and the Founders shall cause each Group Company to determine, in consultation with a reputable accounting firm, whether any Group Company was a PFIC in such taxable year (including whether any exception to PFIC status may apply).  If any Group Company or Founder determines that any Group Company was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs a Group Company that it has so determined), the Group Company or Founder, as relevant, shall, within sixty (60) days from the end of such taxable year, provide the following information to each Investor that is a United States Person and each United States Person that holds either direct or indirect interest in an Investor (the “Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information available to the relevant Group Company as a PFIC Shareholder may request to permit such PFIC Shareholder to (a) accurately and timely prepare its U.S. tax returns and comply with any other reporting requirements, if any, arising from its investment in the Group Company and relating to the relevant Group Company’s classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the relevant Group Company; and (ii) a completed “PFIC Annual Information Statement” as described in Treasury Regulation Section 1.1295-1(g).  A Group Company shall be required to provide the information described above to an Indirect US Investor only if an Investor requests in writing that the Group Company provide such information to such Indirect US Investor and furnishes the Group Company with written identifying information (such as name, address, and other identifying information) about the Indirect US Investor.

Section 6.4            Each shareholder of each Group Company (except for the Investors) represents (i) that it is not a United States Person, and (ii) that it is not owned, wholly or in part, directly or indirectly, by any United States Person.  Each shareholder of each Group Company (other than the Investors) shall provide prompt written notice to the relevant Group Company, and the Group Company shall in turn provide prompt written notice to the Investors, of any subsequent change in United States Person status in their shareholders.  Each Group Company represents that, other than the Investors, it does not have any direct or indirect shareholders that are United States Persons.  Within 45 days from the end of each taxable year, each Group Company shall determine, in consultation with a reputable accounting firm, whether it is a CFC.  Each Group Company shall provide to any Investors upon request (i) any information in its possession concerning its shareholders and, to the Group Company’s actual knowledge, the direct and indirect interest holders in each shareholder, sufficient for the Investor to determine whether or not such Group Company is a CFC; and (ii) in the event any Group Company is determined to be a CFC, any information reasonably requested by the Investor in connection with complying with applicable reporting requirements for U.S. tax purposes.  The Founders and all Group Companies shall use their best efforts to avoid generating for any taxable year in which any Group Company is a CFC, income that would be includible in the income of the Investors (or any Indirect US Investor) pursuant to Section 951 of the Code.

Section 6.5            The Company shall comply, and the Founders shall cause all Group Companies to comply, with all record-keeping, reporting, and other requirements that the Investors inform the Company are necessary to enable the Investors to comply with any applicable U.S. tax rules.

Section 6.6            The Company shall, and the Founders shall cause all Group Companies to, also provide each Investor with any information reasonably requested by such Investor to enable the Investor to comply with any applicable tax Laws (including, without limitation, U.S. tax rules).

Section 6.7            The cost incurred by any Group Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Group Company in taking the action, or causing the action to be taken, as described in this Article 6 shall be borne by the relevant Group Company.

Article 7.                Share Transfer Rights and Restrictions

Section 7.1            Prohibition on Transfer of Shares

(i)            Founders, Founder Holdcos and Founder Investment Entities.  Notwithstanding any provisions in this Agreement, prior to the Qualified IPO:

(A) the Founder Holdco held by each Founder, as the settlor of his Trust, shall designate such Founder as the sole beneficiary of his Trust, and shall not and procure the Trustee not to change the scope of beneficiaries of his Trust;

(B) each Founder Holdco as the settlor of his Trust, shall designate the respective Founder as the sole manager of his Trust, and shall not and procure the Trustee not to change the manager of his Trust;

(C) each Founder as the manager of his Trust, shall procure designate himself as the sole director of the Founder Investment Entity under his Trust;

(D) none of the Founders may Transfer any interest in any Equity Securities of any Founder Holdco (or any voting rights attached thereto) now or hereafter owned or held by them;

(E) each Founder as the manager of his Trust, shall procure the Trustee not to Transfer any interest in any Equity Securities of each Trust Holdco (or any voting rights attached thereto) now or hereafter owned or held by the Trustee;

(F) without the written consent from Antfin, the Founder Holdco held by each Founder, shall not, and each Founder shall procure the Founder Holdco held by him not to, modify, amend or terminate any documents with respect to the Trusts or the arrangements thereunder;

(G) Subject to Section 7.1(vi), each Founder as the manager of his Trust, shall procure each Trust Holdco not to Transfer any interest in any Equity Securities of each Founder Investment Entity (or any voting rights attached thereto) now or hereafter owned or held by each Trust Holdco;

(H) Subject to Section 7.1(vi), each Founder Investment Entity shall not, and each Founder as the manager of his Trust shall procure each Founder Investment Entity not to, Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) now or hereafter owned or held by them (other than any Preferred Share held by such Founder Investment Entity), without the prior written consent of (a) the Antfin Directors, (b) the Chengwei Capital Director or GGV Director, and (c) the Fosun Director; provided that if any of Antifin, Chengwei Capital, GGV and Fosun holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the director appointed by such Investor shall no longer be required pursuant to this Section 7.1(i)(H).

(I) none of the Group Companies may Transfer and the Founders and Founder Investment Entity shall cause the Group Companies not to Transfer any interest in any Equity Securities of its Subsidiaries (or any voting rights attached thereto) now or hereafter owned or held by it, without the prior written consent of (a) the Antfin Directors, (b) the Chengwei Capital Director or GGV Director, and (c) the Fosun Director; provided that if any of Antifin, Chengwei Capital, GGV, and Fosun holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the director appointed by such Investor shall no longer be required pursuant to this Section 7.1(i)(I).

(J) Each Employees Holdco shall not Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) now or hereafter owned or held by them, and any beneficial owners or partners of each Employees Holdco shall not, and the Founders shall cause the foregoing Persons not to, Transfer any interest in any Emoployees Holdco, in each case, without the prior written consent of (a) the Antfin Directors, (b) the Chengwei Capital Director or GGV Director, and (c) the Fosun Director; provided that if any of Antifin, Chengwei Capital, GGV and Fosun holds less than four percent (4%) of the then issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) and unless otherwise approved by the Board, the prior written consent of the director appointed by such Investor shall no longer be required pursuant to this Section 7.1(i)(J).

(K) Each Employees Holdco hereby irrevocably waives any voting right with respect to the Ordinary Shares and grants a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to all the Ordinary Shares held by each such Employees Holdco.

(ii)          Preferred Shareholders and Youon Investment.  Subject to Section 7.1(iii), Section 7.1(iv), Section 7.1(v), Section 7.2A, Section 7.5, Section 7.6, Section 8.7(ii), and Section 8.8(ii), any Preferred Shareholder or Youon Investment may freely Transfer any Equity Securities of the Company now or hereafter owned or held by it (or any voting rights attached thereto), without being subject to any consent right of any Shareholder or director, right of first refusal, co-sale right or other similar rights of any Shareholders or any other limitation, provided that any Transfer of Equity Securities by Youon Investment is subject to the right of first refusal mechanism as stipulated in Section 7.2 (but not subject to the right of co-sale of the Preferred Shareholders).

(iii)          Prohibited Transfer to Competitors. Notwithstanding any provisions in this Agreement, prior to the Qualified IPO: (a) unless approved by Yang Lei in writing, no Shareholder shall Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) or the Domestic Parent (or any voting rights attached thereto) now or hereafter owned or held by such Shareholder to any Company’s Competitor; (b) unless approved by Antfin in writing, no Shareholder shall Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) or the Domestic Parent (or any voting rights attached thereto) now or hereafter owned or held by such Shareholder to any Antfin’s Competitor; and (c) unless approved by CATL in writing, no Shareholder shall Transfer any interest in any Equity Security of the Company (or any voting rights attached thereto) or the Domestic Parent (or any voting rights attached thereto) now or hereafter owned or held by such Shareholder to any CATL’s Competitor.  For the avoidance of doubt, upon the consummation of the Qualified IPO, any Shareholder may freely Transfer any Equity Securities of the Company now or hereafter owned or held by it (or any voting rights attached thereto) provided that it complies with the applicable rules of the Qualified Stock Exchange where the Company is listed, and the foregoing transfer restrictions as set forth in this Section 7.1(iii), and the Right of First Offer as mentioned below in Section 7.2A will no longer apply.

(iv)          No Indirect Transfers; Consequence of Breach.  Each Shareholder agrees not to circumvent the transfer restrictions or intent thereof set forth in this Agreement applicable to it, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise (solely with respect to GBA, other than any indirect interest held by the employees of the GBA group in accordance with GBA’s employee co-investment policy from time to time).  Any Transfer in breach of this Section 7.1(iv) shall be void, and the Parties hereby agree that in this situation: (a) the breaching Party will not effect such any Transfer or issuance of any Equity Securities in breach of this Section 7.1(iv) nor will it treat any alleged transferee as the holder of such equity interest; (b) any non-breaching Party shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity; and (c) a majority of the Board of Directors (excluding the director(s) appointed by the breaching Party) may, at its option, in addition to all other remedies it may have, require the Company to repurchase all of the Equity Securities in the Company held by the breaching Party at the purchase price equal to the lower of (x) the fair market value as of the repurchase and (y) the original purchase price for such Equity Securities.

(v)           Prohibited Transfers Void.  Any Transfer of Equity Securities of the Company a Shareholder not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(vi)          Inter-Founders Transfer. Any Founder Investment Entity or any Trust Holdco (as the case may be) (the “Founder Entity (Seller)”, and the Founder that indirectly holds interest in such Founder Entity (Seller) is referred to as the “Selling Founder”) may freely Transfer (x) any Equity Securities of the Company (in the case that the Founder Entity (Seller) is a Founder Investment Entity), or (y) any Equity Securities of relevant Founder Investment Entity (in the case that the Founder Entity (Seller) is a Trust Holdco) now or hereafter owned or held by it (or any voting rights attached thereto) to another Founder Investment Entity, another Trust Holdco or any other offshore entity wholly owned by the Purchasing Founder (as the case may be) (the “Founder Entity (Purchaser)”, and the Founder that directly or indirectly holds interest in the Founder Entity (Purchaser) is referred to as the “Purchasing Founder”) (such transaction, an “Inter-Founders Transfer”), without being subject to any consent right of any Shareholder or director, right of first offer, right of first refusal, co-sale right or other similar rights of any Shareholders or any other limitation, provided that:

(a)                                 the Selling Founder and the Purchasing Founder shall deliver a written notice to the Board at least ten (10) Business Days prior to execution of any agreements with respect to the Inter-Founders Transfer;

(b)                                 any such Founder Entity (Purchaser) shall assume all obligations of the Founder Entity (Seller) and be bound by and comply with all provisions under this Agreement and the other applicable Transaction Documents with respect to the transferred Equity Securities of the Company or with respect to the transferred Equity Securities of the Founder Investment Holdco (as the case may be).  To the extent it is not already a Shareholder or a party to this Agreement, prior to the completion of the Inter-Founders Transfer, the Founder Entity (Purchaser) shall have executed and delivered to the Investors and the Company a Deed of Adherence in the form attached hereto as Exhibit B to become a party hereto as an “Founder Investment Entity” or an “Trust Holdco” (as the case may be) and to be bound by and comply with all provisions under this Agreement and the other applicable Transaction Documents with respect to the transferred Equity Securities of the Company or with respect to the transferred Equity Securities of the Founder Investment Holdco (as the case may be);

(c)                                  in the event that the Founder Entity (Purchaser) is an offshore entity wholly owned by the Purchasing Founder (other than a Founder Investment Entity or a Trust Holdco), such Founder Entity (Purchaser) and the Purchasing Founder shall fully comply with all applicable SAFE registration or reporting requirements (including without limitation registration requirements under Circular 37) with respect to the investment in such Founder Entity (Purchaser) by the Purchasing Founder and the Inter-Founders Transfer;

(d)                                 in the event that the Founder Entity (Seller) transfers any Equity Securities in an Inter-Founders Transfer, the Selling Founder shall Transfer pro-rata portion of Equity Securities in any other Group Company that he or she (or his or her Affiliates) holds, directly or indirectly, to (i) the Purchasing Founder (or his or her Affiliates) or (ii) such Group Company at a nominal or minimum price permitted by relevant Laws, concurrently with the Inter-Founders Transfer (such transaction, an “Onshore Inter-Founders Transfer”);

(e)                                  the Selling Founder and Purchasing Founder shall, and shall cause his or her Affiliates to, execute all amendments to the Control Documents, Memorandum and Articles, this Agreement and other Transaction Documents necessary to reflect the Inter-Founder Transfer and the Onshore Inter-Founders Transfer;

(f)                                   the Founder Entity (Seller), the Selling Founder and his or her Affiliates (if applicable) shall duly and timely pay all taxes and other governmental charges with respect to the Inter-Founders Transfer and the Onshore Inter-Founders Transfer pursuant to applicable Laws, and shall indemnify and hold harmless the Group Companies against any losses, claims, damages or liabilities (joint or several) caused by failure of such Founder Entity (Seller), Selling Founder and his or her Affiliates (if applicable) to duly or timely pay taxes and other governmental charges with respect to the Inter-Founders Transfer and the Onshore Inter-Founders Transfer pursuant to applicable Laws; and

(g)                                  for the avoidance of any doubt, in the event that the Selling Founder is Yang Lei, the Inter-Founders Transfer shall be subject to Section 7.1(i)(G) or Section 7.1(i)(H) (as the case may be). If, after having obtained the requisite prior written consents in accordance with Section 7.1(i)(G) or Section 7.1(i)(H) (as the case may be), Yang Lei shall effect the Inter-Founders Transfer in accordance with this Section 7.1(vi) without being subject to any right of first offer, right of first refusal, co-sale right or other similar rights of any Shareholders.

Section 7.2                                   Rights of First Refusal

(i)                                     Transfer Notice.  If, after having obtained the requisite prior written consents in accordance with Section 7.1(i), any Founder Investment Entity or any Employees Holdco proposes to sell any Equity Securities of the Company (other than any Preferred Share held by such Founder Investment Entity) (such holder, a “ROFR Transferor”) and to the extent that the ROFO Right Holder has not exercised his right to purchase all ROFO Shares within the time periods specified in Section 7.2A or if there is any Offered Shares remaining after the exercise of the ROFO Right Holder’s right of first offer under Section 7.2A, and if such ROFR Transferor proposes to transfer the Offered Shares to one or more Persons other than the ROFO Right Holder (the “ROFR Third Party Purchaser”), then upon the later of (x) expiration of the ROFO Notice Period, or (y) receipt of the ROFO Offer Notice from the ROFO Right Holder (in the case that there is any Offered Share remaining), the ROFR Transferor shall give each Preferred Shareholder and Youon Investment (each, a “ROFR Right Holder”) written notice of the ROFR Transferor’s intention to make the Transfer (the “ROFR Transfer Notice”), which shall include (A) a description of the Equity Securities of the Company to be transferred (the “ROFR Offered Shares”), (B) the identity of the ROFR Third Party Purchaser(s) and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The ROFR Transfer Notice shall certify that the ROFR Transferor has received a definitive offer from the ROFR Third Party Purchaser and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the ROFR Transfer Notice.  The ROFR Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(ii)                                  ROFR Right Holder’s Option.

(a)                                 Each ROFR Right Holder shall have an option for a period of ten (10) Business Days following receipt of the ROFR Transfer Notice (the “ROFR Right Holder’s Option Period”) to elect to purchase all or any portion of its respective pro rata share of the ROFR Offered Shares set out in the ROFR Transfer Notice at the same price and subject to the same material terms and conditions as described in the ROFR Transfer Notice, by notifying the ROFR Transferor and the Company in writing before expiration of the ROFR Right Holder’s Option Period as to the number of such ROFR Offered Shares that it wishes to purchase.

(b)                                 For the purposes of Section 7.2(ii)(a), each such ROFR Right Holder’s “pro rata share” of the ROFR Offered Shares shall be equal to (A) the total number of ROFR Offered Shares, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such ROFR Right Holder on an issued and outstanding and as-converted basis on the date of the ROFR Transfer Notice and the denominator of which shall be the total number of Ordinary Shares held by all ROFR Right Holders on an issued and outstanding and as-converted basis on such date.

(c)                                  If any such ROFR Right Holder fails to exercise its right to purchase its full pro rata share of the available ROFR Offered Shares, the ROFR Transferor shall deliver written notice (the “Second ROFR Notice”) that shall set forth the number of the ROFR Offered Shares not purchased by any ROFR Right Holders pursuant to Section 7.2(ii)(a) (the “Unpurchased ROFR Offered Shares”) within three (3) Business Days after the expiration of the ROFR Right Holder’s Option Period to the Company and to each ROFR Right Holder that elected to purchase its entire pro rata share of the ROFR Offered Shares (an “Exercising ROFR Right Holder”).  The Exercising ROFR Right Holder shall have a right of re-allotment, such that they shall have ten (10) Business Days from the date the Second ROFR Notice was given to elect to increase the number of ROFR Offered Shares that they agreed to purchase in accordance with Section 7.2(ii)(a).  Such right of re-allotment shall be subject to the following conditions: each Exercising ROFR Right Holder shall first notify the ROFR Transferor of its desire to increase the number of the ROFR Offered Shares it agreed to purchase under Section 7.2(ii)(a), stating the number of the additional ROFR Offered Shares it proposes to buy (the “Additional ROFR Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional ROFR Offered Shares the Exercising ROFR Right Holder propose to buy exceeds the total number of the Unpurchased ROFR Offered Shares, then each Exercising ROFR Right Holder who proposes to buy more than such number of Additional ROFR Offered Shares equal to the product obtained by multiplying (i) the number of the Unpurchased ROFR Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares held by such Exercising ROFR Right Holder on an issued and outstanding and as-converted basis and the denominator of which is the total number of the Ordinary Shares held by all Exercising ROFR Right Holders on an issued and outstanding and as-converted basis (an “Over-Purchasing Shareholder”) will be cut back by the ROFR Transferor with respect to its over-purchase to that number of the Unpurchased ROFR Offered Shares equal to the lesser of (x) its Additional ROFR Offered Shares and (y) the product obtained by multiplying (i) the number of the Unpurchased ROFR Offered Shares available for over-purchase by (ii) a fraction, the numerator of which is the number of the Ordinary Shares held by such Over-Purchasing Shareholder on an issued and outstanding and as-converted basis and the denominator of which is the total number of the Ordinary Shares held by all the Over-Purchasing Shareholders on an issued and outstanding and as-converted basis.

(d)                                 Subject to applicable securities Laws, each such ROFR Right Holder shall be entitled to apportion ROFR Offered Shares to be purchased among its Affiliates, provided that such ROFR Right Holder notifies the Company and the ROFR Transferor in writing.

(iii)                               Procedure.  If any ROFR Right Holder gives the ROFR Transferor notice that it desires to purchase Offered Shares, and, as the case may be, its re-allotment, then payment for the ROFR Offered Shares to be purchased shall be by wire transfer in immediately available funds of the appropriate currency, against delivery of such ROFR Offered Shares to be purchased, at a place agreed to by the ROFR Transferor and all the participating ROFR Right Holders and at the time of the scheduled closing therefor, no later than (i) ninety (90) days after the Company’s receipt of the ROFR Transfer Notice, and (ii) the day when all necessary governmental approval related to the purchase of the ROFR Offered Shares by the relevant ROFR Right Holder (including any offshore direct investment required pursuant to the PRC Laws) is obtained, which is later.  The ROFR Transferor shall not terminate or withdraw any ROFR Transfer Notice after any ROFR Right Holder has notified the ROFR Transferor of its wish to purchase the ROFR Offered Shares in accordance with Section 7.2.

Section 7.2A Right of First Offer.

(i)                                     If, any Ordinary Shareholder, or any Preferred Shareholder proposes to sell any Equity Securities of the Company (such holder, a “Transferor”), then the Transferor shall give Yang Lei (the “ROFO Right Holder”) a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include a description of the Equity Securities of the Company proposed to be transferred including specifying the number of Equity Securities and the material terms and conditions, including the price, pursuant to which the Transferor proposes to Transfer the Equity Securities  (the “Offered Shares”).

(ii)                                  The Transfer Notice shall constitute the Transferor’s offer to Transfer the Equity Securities to the ROFO Right Holder, which offer shall be irrevocable for a period of fifteen (15) days (the “ROFO Notice Period”).

(iii)                               Upon receipt of the Transfer Notice, the ROFO Right Holder shall have the right until the end of the ROFO Notice Period, through Gold Guard Investments Limited or any other offshore entity wholly owned by him, to offer to purchase the following amount of Offered Shares (whichever is less, the “ROFO Shares”): (x) 85,772,389 Shares which represents 5% of all issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) of the Company upon the closing of the transaction under the ESOP Subscription SPA, or (y) all of the Offered Shares, at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing (a “ROFO Offer Notice”) before expiration of the ROFO Notice Period. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the ROFO Right Holder.

(iv)                              If the ROFO Right Holder does not deliver a ROFO Offer Notice during the ROFO Notice Period, he shall be deemed to have waived all of his rights to purchase the ROFO Shares under this Section 7.2A.

(v)                                 Procedure.  If the ROFO Right Holder gives the ROFO Offer Notice, then payment for the ROFO Shares shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, simultaneously with the delivery of duly executed instruments of transfer, board resolutions of the Company approving the Transfer (if necessary) and, if applicable, the share certificates with respect to such ROFO Shares to be purchased for surrender and cancellation, at a place agreed to by the Transferor and the ROFO Right Holder pursuant to Section 7.2A and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 30th day after the ROFO Right Holder’s receipt of the Transfer Notice. The Company shall update its register of members to effect the consummation of any such Transfer and, if applicable, arrange to prepare new share certificates for the ROFO Right Holder with respect to such ROFO Shares.  The Transferor shall not terminate or withdraw any Transfer Notice the ROFO Right Holder has notified the Transferor of its wish to purchase the ROFO Shares in accordance with Section 7.2A provided that such notification occurs within the ROFO Notice Period.

(vi)                              Exception.  Section 7.2 and Section 7.2A do not apply to (a) any transfer of Equity Securities of the Company by any Shareholder in a Trade Sale, (b) any transfer of Equity Securities of the Company by an Investor to any of its Affiliates (which Affiliate identity must be disclosed to the other Shareholders and must enter into the deed of adherence in substantially the form attached hereto as Exhibit B to join in and be bound by the terms of this Agreement (if not already a Party hereto) upon and after such Transfer), or (c) any transfer of Equity Securities of the Company to any investor of a subsequent financing of the Company if the Equity Securities of the Company transferred by any Shareholders to such investor are no more than the Equity Securities of the Company issued to and purchased by such investor in such subsequent financing of the Company. Any Transfer of Equity Securities of the Company by a Transferor shall not be subject to the right of first offer under this Section 7.2A if (i) the per share price of such Transfer is no less than the Series F Issue Price provided that the Transferor shall provide certain evidence with respect to the receipt of the transfer price to the satisfaction of the Company, or (ii) the ROFO Right Holder has not proposed to purchase all of the ROFO Shares by exercising his right of first offer pursuant to and within the time periods specified in this Section 7.2A.

Section 7.3                                   Right of Co-Sale

(i)                                     To the extent the ROFR Right Holders do not exercise their respective rights of first refusal as to all of the Equity Securities of the Company proposed to be sold by any ROFR Transferor pursuant to Section 7.2, each ROFR Right Holder that did not exercise its right of first refusal pursuant to Section 7.2 with respect to such ROFR Offered Shares shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the ROFR Transfer Notice (but in no event less favorable to the ROFR Transferor) by notifying the ROFR Transferor in writing within the ROFR Right Holder’s Option Period (such ROFR Right Holder a “Selling Shareholder”).  Such Selling Shareholder’s notice to the ROFR Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate as permitted under Section 7.3(ii) below.  To the extent one or more ROFR Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities of the Company that the ROFR Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

(ii)                                  The total number of Equity Securities of the Company that each Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the ROFR Offered Shares multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Selling Shareholder on an issued and outstanding and as-converted basis on the date of the ROFR Transfer Notice, and the denominator of which is the total number of Ordinary Shares held by the ROFR Transferor and all Selling Shareholders on an issued and outstanding and as-converted basis on the date of the Transfer Notice.

(iii)                               Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the ROFR Transferor for transfer to the ROFR Third Party Purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities of the Company which such Selling Shareholder elects to sell; provided, however that if the Third Party Purchaser objects to the delivery of Equity Securities in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Equity Securities into Ordinary Shares) and certificates corresponding to such Ordinary Shares.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv)                              The share certificate or certificates that a Selling Shareholder delivers to the ROFR Transferor pursuant to this Section 7.3(iv) shall be transferred to the ROFR Third Party Purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the ROFR Transfer Notice, and the ROFR Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which such Selling Shareholder is entitled by reason of its participation in such sale.

(v)                                 To the extent that any ROFR Third Party Purchaser prohibits the participation of a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the ROFR Transferor shall not sell to such ROFR Third Party Purchaser any Equity Securities unless and until, simultaneously with such sale, the ROFR Transferor shall purchase from such Selling Shareholder such shares or other securities that such Selling Shareholder would otherwise be entitled to sell to the ROFR Third Party Purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the ROFR Transfer Notice.

(vi)                              In the event that CSRF as the Selling Shareholder intends to exercise the right of co-sale under this Section 7.3 and the exercise of such right is subject to any state-owned asset procedure, without prejudice to the rights and privilleges of any other Shareholder as set forth in this Section 7.3, the other Shareholders shall coordinate and cooperate with CSRF and provide necesssary assistance as may be reasonably requested by CSRF in connection with such state-owned asset procedure.

Section 7.4                                   Non-Exercise of Rights

(i)                                     To the extent that the ROFR Right Holders have not exercised their rights to purchase all ROFR Offered Shares within the time periods specified in Section 7.2, subject to the right of the ROFR Right Holders to exercise their rights to participate in the sale of ROFR Offered Shares within the time periods specified in Section 7.3, the ROFR Transferor shall have a period of ninety (90) days from the expiration of such rights specified in Section 7.2 in which to sell the remaining ROFR Offered Shares to the Third Party Purchaser identified in the ROFR Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the ROFR Transfer Notice, so long as any such sale is effected in accordance with any applicable securities Laws. The Parties agree that the Third Party Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement with respect to the ROFR Offered Shares, and the Transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(ii)                                  In the event the ROFR Transferor does not consummate the sale or disposition of any ROFR Offered Shares within ninety (90) days from the expiration of such rights, rights of the Shareholders under Section 7.2 and Section 7.3, as the case may be, shall be re-invoked and shall be applicable to any subsequent disposition of such ROFR Offered Shares by the ROFR Transferor until such rights lapse in accordance with the terms of this Agreement.

(iii)                               The exercise or non-exercise of the rights of the Shareholders under this Section 7.4 to purchase Equity Securities of the Company from a ROFR Transferor or participate in the sale of Equity Securities by a ROFR Transferor shall not adversely affect their rights to make subsequent purchases from the ROFR Transferor of Equity Securities of the Company or subsequently participate in sales of Equity Securities by the ROFR Transferor hereunder.

Section 7.5                                   Transfers in Compliance with Law. Notwithstanding any other provisions of this Agreement, no Transfer may be made pursuant to this Article 7 unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence in the form attached hereto as Exhibit B, (ii) the Transfer complies in all respects with other applicable provisions of this Agreement, and (iii) the Transfer complies in all respects with applicable securities Laws.

Section 7.6                                   Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Shareholder other than a Preferred Shareholder or Youon Investment shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER’S AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY.  COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

Section 7.7                                   Exception. This Article 7 does not apply to the transfer of no more than 1,197,193 Ordinary Shares by the Founders or the Founder Investment Entities for the purpose of compensating the additional tax caused by cost base losses incurred by the holders of Series Seed Preferred Shares, Series A Preferred Shares, Series A1 Preferred Shares, Series A2 Preferred Shares and Series B Preferred Shares arising out of the Restructuring with respect to the red-chip structure of Autokey Inc.

Article 8.                                                Additional Agreements; Other Covenants.

Section 8.1                                   Registration Rights

(i)                                     The Company hereby grants to the Shareholders such registration rights as set forth on Schedule IV.

(ii)                                  With respect to the listing of the equity securities of the Company in any jurisdiction outside the United States, the Company hereby grants to the Preferred Shareholders rights that are substantially similar to those set forth on Schedule IV.

(iii)                               In the event that the Company issues, concurrently with or after the IPO, any equity securities that constitute restricted securities (as defined below) or control securities (as defined below), the Persons who subscribe for such equity securities may, subject to the Company’s written consent, execute and deliver to the Company a Registration Rights Joinder Agreement, whereupon such Person shall join as a party to this Agreement solely for purposes of this Section 8.1 and Schedule IV as a Shareholder and an Investor and shall be afforded the registration rights hereunder.  For purposes hereof, (i) “restricted securities” shall have the meaning given to such term under Rule 144 promulgated under the Securities Act, and (ii) “control securities” shall mean securities of an issuer that are held by an affiliate (as such term is defined under Rule 144 promulgated under the Securities Act) of the issuer.

Section 8.2                                   Liquidation Preference, Conversion Rights, Redemption Rights, etc.

(i)                                     Liquidation Preference.  Upon any Liquidation Event, the proceeds and assets available for distribution to the Shareholders shall be distributed in the manner described in Section 1 of Schedule V.

(ii)                                  Conversion Rights.  The Preferred Shareholders shall have the rights described in Section 2 of Schedule V with respect to the conversion of the Preferred Shares into Ordinary Shares.

(iii)                               Redemption.  The Investors shall have the rights described in Section 3 of Schedule V with respect to the redemption of the Preferred Shares, without being subject to any consent right of any Shareholder or director, right of first offer, co-sale right or other similar rights of any Shareholders or any other limitation.

(iv)                              Other Rights.  Other rights attached to the Preferred Shares are set forth in Section 4 of Schedule V.

Section 8.3                                   Compliance. Each Group Company shall, and each Founder shall cause each Group Company to, use its best efforts to cause any direct or indirect Subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable Laws.  Without limiting the generality of the foregoing, each Group Company shall not, and shall use commercially reasonable efforts to ensure that its respective directors, officers, employees, agents, and representatives acting for or on behalf of the foregoing (individually and collectively, a “Company Representative”) shall not, directly or indirectly, make, promise, authorize, or receive any offer, gift, payment, or transfer of any money or anything else of value, or provide any benefit, to or from, any Public Official, Government Entity, or Person, with the intent of (a) influencing any act or decision of a Public Official or Person in their official capacity, (b) inducing any such Public Official or Person to act or omit to act in violation of lawful duties, (c) securing any improper advantage, (d) inducing a Public Official to influence or affect any act or decision of a Government Entity, or (e) assisting any Group Company in obtaining or retaining business for or with, or directing business to any Group Company or Company Representative, in a manner that would constitute a breach of any Anti-Corruption Laws.  Furthermore, each Group Company shall ensure that it maintains complete and accurate books and records in accordance with, and as required by, the Anti-Corruption Laws and generally accepted accounting principles.

Section 8.4                                   PRC Matters.

(i)                                     The Company and the Founders shall ensure that all filings and registrations with the relevant PRC Governmental Authorities required in respect of the Group Companies and the Founders, including the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of Transport, the State Administration for Market Regulation (or any predecessors), the State Administration of Foreign Exchange (“SAFE”), tax bureau, customs authorities, product registration authorities, health regulatory authorities and the local counter part of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant Laws.

(ii)                                  If any Shareholder or beneficiary owner of Equity Securities of the Company (each, a “Company Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, in each case as determined by the Board of Directors or counsel to the Company, the Company shall and the Founders shall cause the Company to promptly obtain a power of attorney reasonably satisfactory to Antfin from such Company Security Holder, and the Company shall and the Founders shall cause the Company to cause the designated representative under such power of attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 as determined in the sole discretion of the Board of Directors or counsel to the Company.  The Group Companies and the Founders shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

(iii)                               The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ subscription of the Preferred Shares and other valuable consideration, the Company and any of its current or future Subsidiaries have the option, exercisable by the Company or any of its current or future Subsidiaries, as the case may be, at any time (provided that such purchase by the Company or any of its current or future Subsidiaries is permitted under the then applicable Laws of the PRC) to purchase or transfer to an Affiliate of the Company the entire equity interest of any Controlled Entity from the shareholders of such Controlled Entity at the lowest amount permitted under the then applicable Laws of the PRC.  The parties further agree to effect such transfer of equity interest in the Controlled Entity upon receipt of the written request of any Key Investor, provided that such transfer shall at the time of such request be permissible under the then applicable Laws of the PRC.

Section 8.5                                   Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties shall  exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

Section 8.6                                   Non-compete

(i)                                     Each Founder undertakes to each of the Investors that for as long as he is a shareholder, director and/or employee of any Group Company and a period of two (2) years after he ceases to be a shareholder, director and/or employee of any Group Company, he shall not, either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person (for the purpose of this Section 8.6, the “Group Companies” shall also include Ningde JV):

(a)                                 carry on or be engaged, concerned or otherwise interested in, directly or indirectly, whether as shareholder, director, employee, partner or agent, any business in direct competition with the Current Business of the Group Companies or the JV Business in the PRC and any other geographic territory in which the Group Companies then actively operates;

(b)                                 solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within twelve (12) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company; or

(c)                                  employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any Person who is or shall have been at the date of or within twelve (12) months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such Person would commit a breach of contract by reason of leaving such employment or engagement (other than pursuant to advertisements of general circulation).

(ii)                                  Each Founder undertakes that neither he nor any of his Affiliates will at any time hereafter, in relation to any trade, business or company, use in contravention of Law any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as is likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates.

(iii)                               The Founders hereby covenant that each of them shall continue to devote substantially all of his time to managing the business and operations of the Group, and shall not, without the prior written consent of Antfin, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any other entity (A) through the ownership of any equity interest in such entity, (B) by occupying half or more of the board seats of such entity, or (C) by contract or otherwise, except for any Financial Investment made by any Founder to any entity other than the Group Companies which will not adversely affect any Group Company or the Business or the JV Business. For the purpose of this Section 8.6(c)(iii), “Financial Investment” shall mean any investment made solely for the purpose of future financial return without substantially involving in the management and business operation of the invested entity.

(iv)                              The Founders, the Founder Holdcos, the Founder Investment Entities and the Domestic Group Companies, jointly and severally, hereby covenant that each Key Employee shall enter into an employment contract or other contracts of the similar nature with any of Group Companies, pursuant to which, for as long as he is an employee or director of any Group Company and a period of two (2) years after he ceases to be an employee or director of any Group Company, such Key Employee shall, directly or indirectly:

(a)                                 not (i) be employed by any Company’s Competitor, including but not limited to, as a director, manager, or employee of such Company’s Competitor; (ii) conduct any form of investment in any Company’s Competitor, including but not limited to, being the owner, shareholder, actual controller, partner or creditor of such Company’s Competitor; (iii) conduct any business transaction with any Company’s Competitor, including but not limited to, becoming a business agent, supplier or distributor of such Company’s Competitors; (iv) provide any Company Competitor with any form of advice or suggestion; (v) enter into any agreement, make any undertaking or take any other arrangement, if such agreement, undertaking or arrangement limits or damages or will likely limit or damage the Group’s business or the JV Business; or (vi) for the interest of any Company’s Competitor, compete with the Group or its Affiliates for recruiting, lobbying or contacting with (or attempting to recruit, lobby or contact with) the then-current or potential corporate clients, agents, suppliers and/or independent contractors, etc., or any Person employed by the Group or its Affiliates (regardless of the position of such Person or whether it will constitute a breach of contract);

(b)                                 not engage any of the following activities, no matter by himself/herself or through his/her Affiliates, (i) in his/her own name, or on behalf of any other entity, hiring, encouraging, soliciting, seducing or attempting to hire, encourage, solicit, seduce any employee to leave the Group, or inducing any employee to be employed by any Company’s Competitor, regardless of the reason; or in any way (including but not limited to providing advice or information) to help or encourage any employee to leave the Group; or suggest or recommend any company, business, or other business entity to hire, encourage, solicit, seduce, or attempt to hire, encourage, solicit, seduce any employee of the Group to leave; or (ii) use any name that is confusingly similar to the name of the Group or any other name used by the Group during operation , or use the aforementioned names to form or otherwise create any business entity, organization, or domain name;

(c)                                  acknowledge that the ownership and all commercial interests of any intellectual property that is developed, invented, researched, designed, created, updated, and produced by himself/herself or with other entities during the term of being an employee or director and one (1) year thereafter, shall be attributed to the Group, and for this purpose, each Key Employee shall make or cause the other party to take all required, appropriate or necessary actions under applicable Laws and execute and deliver all necessary documents.

(v)                                 Each and every obligation under this Section 8.6 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(vi)                              If any restrictions in this Section 8.6 shall be adjudged to be invalid or unenforceable as being in excess of what is reasonably required for the protection of the Group or the Shareholders, but would be valid if parts of this Section 8.6 were deleted or the scope herein reduced, all restrictions in this Section 8.6 shall apply with such modifications as may be necessary to make them legally valid and effective.

Section 8.7                                   Non-Competition with Antfin. Prior to the Qualified IPO, without the prior written consent of Antfin:

(i)                                     no Group Company shall sell or issue any Equity Securities to any Antfin’s Competitor; and

(ii)                                  no Shareholder shall Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) or the Domestic Parent (or any voting rights attached thereto) now or hereafter owned or held by such Shareholder to any Antfin’s Competitor.

Section 8.8                                   Non-Competition with CATL. Prior to the Qualified IPO, without the prior written consent of CATL:

(i)                                     no Group Company shall sell or issue any Equity Securities to any CATL’s Competitor; and

(ii)                                  no Shareholder shall Transfer any interest in any Equity Securities of the Company (or any voting rights attached thereto) or the Domestic Parent (or any voting rights attached thereto) now or hereafter owned or held by such Shareholder to any CATL’s Competitor.

Section 8.9            Confidentiality. Each Party acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and it will not reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.  Notwithstanding the foregoing, any Party may disclose (i) such information to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where (a) each of such persons or entities is under appropriate nondisclosure obligations and (b) none of such persons or entities is a Company’s Competitor, an Antfin’s Competitor or a CATL’s Competitor, and (ii) any information as required by law, Governmental Authorities, stock exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong, the China Securities and Regulatory Commission of the PRC, Shenzhen Stock Exchange, Shanghai Stock Exchange, or the Securities and Exchange Commission of the United States (or equivalent for other venues). If the Company and/or any Founder intend to announce the financing transaction under the Transaction Documents (including the investors and investment amount of such financing transaction), the information to be announced shall be discussed by the Board of Directors and shall always be subject to the prior written consent of Antfin; provided that any such public announcement containing the name of, or making specific reference to, any Investor or any of its Affiliates shall require the prior written consent of such Investor.

Section 8.10         Use of Marks.

(i)            Without the prior written consent of Antfin or its Affiliates, each of the Group Companies, each of the holders of Ordinary Shares, and each Investor (other than Antfin) shall not, and each foregoing Person shall cause any of its Affiliates to not, (a) use in advertising, publicity, announcements, or otherwise, the name of the Investor or any of its Affiliates, either alone or in combination of, including but without limitation, “阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “天猫” (Chinese brand for “Tmall”), “1688”, “聚划算” (Chinese equivalent for “Juhuasuan”), “全球速卖通” (Chinese brand for “AliExpress”), “飞猪” (Chinese brand for “Fliggy”), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Alibaba Cloud”), “阿里通信” (Chinese equivalent for “AliTelecom”), “达摩院” (Chinese equivalent for “Damo Academy”), “平头哥” (Chinese brand for “T-head”), “钉钉” (Chinese brand for “DingTalk”), “一达通” (Chinese brand for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “盒马” (Chinese brand for “Freshippo”), “闲鱼” (Chinese equivalent for “XianYu”), “优酷” (Chinese equivalent for “YOUKU”), “土豆” (Chinese equivalent for “TUDOU”), “优视” (Chinese brand for “UC/UCWeb”), “阿里互娱” (Chinese brand for “Alibaba Games”)，”九游” (Chinese equivalent for “9Game”), “阿里文学” (Chinese equivalent for “Alibaba Literature”), “书旗小说” (Chinese equivalent for “Shuqi”), “大麦” (Chinese equivalent for “Damai”), “虾米” (Chinese equivalent for “Xiami”), “高德地图” (Chinese brand for “AMAP”), “阿里” (Chinese equivalent for “Ali”), “淘” (Chinese equivalent for “Tao”), “口碑” (Chinese equivalent for “Koubei”), “饿了么” (Chinese equivalent for “Eleme”), “蜂鸟即配” (Chinese equivalent of “Fengniao Logistics”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant”), “支付宝” (Chinese brand for “Alipay”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “芝麻信用” (Chinese equivalent for “Zhima Credit”), “网商银行” (Chinese brand for “MYbank”), “花呗” (Chinese equivalent for “HUABEI”), “相互宝” (Chinese equivalent for “XIANGHUBAO”), “Alibaba”, “Taobao”, “Tmall”, “Juhuasuan”, “AliExpress”, “Fliggy”, “Alimama”, “Alibaba Cloud”, “AliOS”, “AliTelecom”, “OneTouch”, “Umeng”, “Freshippo”, “YOUKU”, “TUDOU”, “UC”, “UCWeb”, “Vmate”, “Alibaba Games”, “9Game”, “Alibaba Literature”, “Shuqi”, “Damai”, “Xiami”, “AMAP”, “Ali”, “Tao”, “DingTalk”, “Koubei”, “Eleme”, “Fengniao Logistics”, “Ant Financial”, “Ant”, “Alipay”, “Yu’e Bao”, “Zhima Credit”, “MYbank”, “HUABEI”, “XIANGHUBAO”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the Aniu device of Alibaba.com, the Taodoll device of Taobao, the Tmall doll device and the half-face device of Tmall, the Zhangxiaoju device of Juhuasuan, the Fliggy device and the pig face device of Fliggy, the Derdo device and the lattice device of Alimama, the Youxiaomeng device and the bird device of Umeng, the mini ET device and the bracket device of Alibaba Cloud, the AliOS device of AliOS, the lattice device of AliTelecom, the Pingsanyong device and the ratel device of T-head, the Dingsanduo device and the wing device of Dingtalk, the Freshippo device and the hippo face device of Freshippo, the Xianyu device of XianYu, the Sammi device and greater than symbol device of YOUKU, the smiling face device of TUDOU, the UU device and squirrel device of UC, the V device of Vmate, the Yoyo device and the 9 device of Alibaba Games, the i device of Innovative Initiatives business group, the cube device of the intelligent marketing platform of Innovative Initiatives business group, the Xaoqi device of Shuqi, the Maixiaoka device and flower device of Damai, the Xiazai device of Xiami, the Gaoxiaode device and the paper aeroplane device of AutoNavi, the smiling face of Koubei, the Exiaobao device and the e device of Eleme, the hummingbird device of Fengniao Logistics, the ant device of Ant Financial, the Zhi device of Alipay, the Zhima Credit device, the Caixiaoniao device and the Cainiao device of Cainiao etc.), or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Antfin or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by Antfin or any of its Affiliates. Each Group Company hereby grants Antfin or its Affiliates license to use any Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol in its respective marketing materials. For the avoidance of doubt, no such termination shall affect the use by Antfin and its Affiliates of the corporate name, trade name, trademark, product or service name, domain name, symbol, and/or logo as previously licensed. The rights and obligations of each Group Company and each Shareholder under this Section 8.10(i) shall survive the termination of this Agreement.

(ii)           Unless otherwise required by the Laws and/or applicable regulatory authorities, (a) without written consent of GGV, the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names closely related to, “GGV”, nor allege or otherwise represent that the Company is an affiliate of GGV; (b) without written consent of Chengwei Capital, the Company and/or the Shareholders shall neither use the names or brands of, or any other logos or names closely related to, “成为”, “成为资本”, “Chengwei”, “Chengwei Capital”, nor allege or otherwise represent that the Company is an affiliate of Chengwei Capital; (c) without written consent of Grains Valley Capital, the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names closely related to, “磐谷”, nor allege or otherwise represent that the Company is an affiliate of Grains Valley Capital; (d) without written consent of Joy Global Investment Management Limited, the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names closely related to, “愉悦”, “愉悦资本” or “Joy Capital”, nor allege or otherwise represent that the Company is an affiliate of Joy Global Investment Management Limited; (e) without written consent of Shanghai Chuangdu Network Technology Partnership (L.P.)., the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names closely related to, “方创”, nor allege or otherwise represent that the Company is an affiliate of Shanghai Chuangdu Network Technology Partnership (L.P.); (f) without written consent of Banyan, the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names closely related to, “高榕、高榕资本(Banyan)”, nor allege or otherwise represent that the Company is an affiliate of Banyan; and (g) without written consent of Primavera, the Company and/or the Shareholders shall neither use the name or brand of, or any other logos or names related to “Primavera”, “Primavera Capital”, “春华” or “春华资本” nor allege or otherwise represent that the Company is an affiliate of Primavera.

(iii)          Without prior written consent of Fosun or its Affiliates, regardless of whether Fosun then holds any equity interest in the Company or the Domestic Parent directly or indirectly, no Party shall (i) for its marketing, advertisement, promotion or any other purpose, use, release or copy names of Fosun or its Affiliates or any similar corporate name, trade name, trademark, product or service name, domain name, symbol, mark or logo, or enable a third party to identify Fosun or its Affiliates from specific description; or (ii) use or quote any name, portrait, image, speech or comment (or any part thereof) of any director, supervisor, officer or employee of Fosun or its Affiliates.

(iv)          Unless otherwise required by the Laws and/or applicable regulatory authorities, without written consent of All-Stars, the Company and/or the Shareholders (other than All-Stars) shall neither use the name or brand of, or any other logos or names closely related to, “All-Stars”, or “全明星投资” nor allege or otherwise represent that the Company is an affiliate of All-Stars.

(v)           Without the prior written consent of CATL or its Affiliates, each of the Founders, the Founder Holdcos and the Founder Investment Entities, each of the Group Companies, each of the holders of Ordinary Shares, and each Investor (other than CATL) shall not, and each foregoing Person shall cause any of its Affiliates to not, (a) use in advertising, publicity, announcements, or otherwise, the name of CATL or any of its Affiliates, either alone or in combination of, including but without limitation, “CATL”, “宁德时代”(Chinese brand for “CATL”), or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by CATL or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by CATL or any of its Affiliates. The rights and obligations of each Group Company and each Shareholder under this Section 8.10(v) shall survive the termination of this Agreement.

(vi)          Without the prior written consent of CSRF or its Affiliates, each of the Founders, the Founder Holdcos and the Founder Investment Entities, each of the Group Companies, each of the holders of Ordinary Shares, and each Investor (other than CSRF) shall not, and each foregoing Person shall cause any of its Affiliates to not, (a) use in advertising, publicity, announcements, or otherwise, the name of CSRF or any of its Affiliates, either alone or in combination of, including but without limitation, [“CSRF”, “国调基金”、”诚通基金” (Chinese brands for “CSRF”)], or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by CSRF or any of its Affiliates, or (b) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by CSRF or any of its Affiliates. The rights and obligations of each Group Company and each Shareholder under this Section 8.10(vi) shall survive the termination of this Agreement.

The Company hereby grants Fosun or its Affiliates a license to use the corporate name, trade name, trademark, product or service name, domain name, symbol, mark and/or logo of the Company or the Domestic Parent in their respective marketing materials.  If Fosun and its Affiliates no longer hold any equity interest in the Company, the Company or the Domestic Parent has the right to terminate the license granted to Fosun or its Affiliates in accordance with this paragraph (iii) by giving a unilateral written notice.  For the avoidance of doubt, no such termination shall affect the use by Fosun and its Affiliates of the corporate name, trade name, trademark, product or service name, domain name, symbol, mark and/or logo as previously licensed.  The rights and obligations of each Group Company and each Shareholder under this Section 8.10(iii) shall survive the termination of this Agreement.

Section 8.11         Obligations of Founders, Founder Holdcos and Founder Investment Entities. In addition to their respective obligations provided elsewhere in this Agreement, the Founders, the Founder Holdcos and the Founder Investment Entities shall use their respective commercially reasonable efforts to promptly perform the following responsibilities:

(i)            to assist the Group Companies to apply to relevant Governmental Authorities for and obtain the approvals, licenses, permits, registrations and fillings necessary for the Business;

(ii)           to provide the Group Companies with assistance reasonably required for the operation of the Business;

(iii)          to cause the Group Companies to engage in the operation of the Business in accordance with applicable Laws and sound business practices;

(iv)          unless otherwise agreed by the Group Companies and Antfin in writing, to cause the Group Companies to operate the Business in a manner which mainly relies on the credit-based deposit exemption provided by the credit system designated by Antfin and is aided by the deposit-based method if the aforementioned credit-based deposit exemption method is unavailable;

(v)           to use best efforts in good faith to assist the Group Companies to enhance economic results and profitability; provided, however, that this paragraph shall not be regarded as an undertaking made by the Founders, the Founder Holdcos and the Founder Investment Entities with respect to the profitability of the Group Companies;

(vi)          not to make any form of investment in any Company’s Competitor, including, without limitation, becoming an owner, shareholder, actual controller or creditor of such Company’s Competitor;

(vii)         to ensure the fairness of the terms and conditions of transactions between any Group Company and any Group Company’s Related Party; and

(viii)        to actively perform their obligations and responsibilities under the other Transaction Documents.

Section 8.12         Obligations of Youon Parties. In addition to its obligations provided elsewhere in this Agreement, Youon Parties shall use their commercially reasonable efforts to promptly perform the following responsibilities:

(i)            to provide the Group Companies with assistance reasonably required for the operation of the Business by the Group.

(ii)           not to make any form of investment in any Company’s Competitor, including, without limitation, becoming an owner, shareholder, actual controller or creditor of such Company’s Competitor;

(iii)          to ensure the fairness of the terms and conditions of transactions between any Group Company and Youon Parties or their Affiliates; and

(iv)          to actively perform its obligations and responsibilities under the other Transaction Documents.

Section 8.13         Obligations of Group Companies. In addition to their respective obligations provided elsewhere in this Agreement, the Group Companies shall use their respective commercially reasonable efforts to promptly perform the following responsibilities:

(i)            to engage in the operation of the Business in accordance with applicable Laws and sound business practices;

(ii)           unless otherwise agreed by the Group Companies and Antfin in writing, to cause the Group Companies to operate the Business in a manner which mainly relies on the credit-based deposit exemption provided by the credit system designated by Antfin and is aided by the deposit-based method if the aforementioned credit-based deposit exemption method is unavailable;

(iii)          to use best efforts in good faith to enhance the Group’s economic results and profitability; provided, however, that this paragraph shall not be regarded as an undertaking made by the Group Companies with respect to the profitability of the Group Companies;

(iv)          to ensure the fairness of the terms and conditions of transactions between any Group Company and any Group Company’s Related Party; and

(v)           to actively perform their obligations and responsibilities under the other Transaction Documents in accordance with the terms and conditions of such Transaction Documents.

Section 8.14         Obligations of Investors. In addition to their respective obligations provided elsewhere in this Agreement, the Investors shall use their respective commercially reasonable efforts to promptly perform the following responsibilities:

(i)            to use reasonable efforts to assist the Group Companies to enhance corporate governance and improve internal control system of the Group;

(ii)           to use reasonable efforts in good faith to assist the Group Companies to enhance the Group’s economic results and profitability; and

(iii)          to actively perform their obligations and responsibilities under the other Transaction Documents, as applicable.

Section 8.15         Reimbursement for Holders of Certain Series E Preferred Shares.  In the event that (a) at any time prior to the first (1st) anniversary of the date on which all of the transactions contemplated in Article 6 (减资安排) and Article 7 (上翻轮股东增资) of the Restructuring Agreement have been completed in accordance with the terms therein, any applicable tax Governmental Authority (a “Relevant Tax Authority”) challenges or investigates the tax filing, tax payment or other tax obligations of any Existing Investor (as defined in the Restructuring Agreement) or its Affiliate or any Group Company arising out of or in relation to the Restructuring (collectively, any “Restructuring Tax Obligations”), and (b) the Group Companies are obligated (whether by operation of law, under the Restructuring Agreement, or otherwise) to bear all or a portion of such Restructuring Tax Obligations on behalf of any Existing Investor, the Company shall promptly notify the holders of Series E1 Preferred Shares and holders of Series E2 Preferred Shares in writing (together with reasonable details) and shall keep such holders informed of the material developments and outcome of such challenge or investigation.  The Company shall, concurrently with any payment by any Group Company of the Restructuring Tax Obligations, pay to each holder of Series E1 Preferred Shares and each holder of Series E2 Preferred Shares an amount equal to the amount of such payment multiplied by a fraction, the numerator of which is the number of the Ordinary Shares convertible from the Series E1 Preferred Shares or the Series E2 Preferred Shares, as applicable, then held by such holder, and the denominator of which is the total number of the then issued and outstanding Ordinary Shares on an as-converted basis (the “Tax Compensation Amount”).  For the avoidance of doubt, if the Relevant Tax Authority has not challenged or investigated such Restructuring Tax Obligations as of the first (1st) anniversary of the date on which all of the transactions contemplated in Article 6 (减资安排) and Article 7 (上翻轮股东增资) of the Restructuring Agreement have been completed, the Company shall not be obligated to pay any Tax Compensation Amount.

Section 8.16         Founder Majority.  Each of the Founders, the Founder Holdcos and the Founder Investment Entities shall act in accordance with the decisions made by the Founder Majority for any matter with respect to the Group Companies or under this Agreement or any other Transaction Documents (including without limitation, (i) the approval and execution of any transaction documents for any equity financing of the Company, and (ii) the vote in the Board or the members meeting of the Company etc.). In the event that any Founder, his/her Founder Holdco or his/her Founder Investment Entity fails to comply with the foregoing, the other Founders shall have the right to purchase all of the defaulting Founder’s Shares at par value on a pro rata basis. In addition, the Founders Majority or its designated person shall be the attorney in fact in respect of all voting rights and powers of the Shares of such defaulting Founder. Each of the Founders, Founder Holdcos and the Founder Investment Entities hereby expressly authorizes the Founder Majority or the designated person of the Founder Majority to take any or all of the following actions on their behalf (without receipt of any further consent from such Founder, Founder Holdco and Founder Investment Entity) to: (x) vote all of its Shares; and/or (y) act as their attorney in fact in relation to the Shares held by such Founder, Founder Holdco or Founder Investment Entity and have the full authority to sign and deliver, on behalf of such Founder, Founder Holdco or Founder Investment Entity any document, agreement, consent, waiver, approval, resolution, instrument and the like if the Founder, Founder Holdco or Founder Investment Entity fails to comply with this Section 8.16.

Section 8.17         Waiver of Termination Right under Restructuring Agreement. Each Shareholder shall, and shall cause their respective Affiliates, to waive the right to terminate or rescind any of the transactions contemplated in the Restructuring Agreement pursuant to Section 9 therein.

Section 8.18         Most Favored Nations.  From the date hereof and within six (6) months after the Series G Closing Date, in the event that any of the Founders, the Founder Holdcos and the Founder Investment Entities, or  any Group Company shall enter into any additional, or modify any existing, agreements with any existing or future investors and /shareholders in the Company (or any of their Affiliates) in connection with any issuance or sale of any Equity Securities of any Group Company at a per share price that does not exceed 110% of the Series G Issue Price (as applicable to the Series G Preferred Shares held by CATL) and that have the effect of establishing rights or otherwise benefiting such investor/shareholder in a manner more favorable to such investor/shareholder than the rights, preferences, privileges and other terms established in favor of CATL by the Transaction Documents, then in such case, CATL shall also be automatically entitled to and provided with such more advantageous rights, preferences, privileges and other terms (excluding the right of appointment of director or any veto right), unless that such more advantageous rights, preferences, privileges and other terms are granted to investors which invest in the Company by subscribing any Shares of the Company at a per share price higher than 110% of the Series G Issue Price (as applicable to the Series G Preferred Shares held by CATL).  From the date hereof and within six (6) months after the Series G+ Closing Date , in the event that any of the Founders, the Founder Holdcos and the Founder Investment Entities, or  any Group Company shall enter into any additional, or modify any existing, agreements with any existing or future investors and /shareholders in the Company (or any of their Affiliates) in connection with any issuance or sale of any Equity Securities of any Group Company at a per share price that does not exceed 110% of the Series G Issue Price (as applicable to the Series G Preferred Shares held by CSRF) and that have the effect of establishing rights or otherwise benefiting such investor/shareholder in a manner more favorable to such investor/shareholder than the rights, preferences, privileges and other terms established in favor of CSRF by the Transaction Documents, then in such case, CSRF shall also be automatically entitled to and provided with such more advantageous rights, preferences, privileges and other terms (excluding the right of appointment of director or any veto right), unless that such more advantageous rights, preferences, privileges and other terms are granted to investors which invest in the Company by subscribing any Shares of the Company at a per share price higher than 110% of the Series G Issue Price (as applicable to the Series G Preferred Shares held by CSRF).

Section 8.19         Additional Matters Requiring Approval of Antfin.  For so long as (a) Ant Group Co., Ltd. (蚂蚁科技集团股份有限公司) and its Affiliates collectively beneficially own no less than 50% of the total number of Ordinary Shares held by them as of the date hereof (calculated on an as-converted basis and as appropriately adjusted for any share subdivision, share combination, share dividends and similar events), and (b) Yang Lei, the Founder Holdco held by Yang Lei or Gold Guard Investments Limited beneficially owns any Equity Securities of the Company, the Company shall not take, permit to occur, approve, authorize or agree or commit to any of the following matters without the prior written consent of Antfin:

(i)            any sale, transfer or disposal of any business or assets of the Company and its Subsidiaries with respect to the business of share bikes (共享单车), shared e-bikes (共享电单车), carpooling marketplace (顺风车), ride-hailing (打车) or battery swapping (换电) to any Antfin’s Competitor;

(ii)           any issuance or series of issuances of Equity Securities by the Company to any Antfin’s Competitor that in the aggregate exceeds five percent (5%) of the issued and outstanding Ordinary Shares (on a fully diluted and as-converted basis) immediately after the IPO;

(iii)          any Tranfer of Equity Securities of the Company beneficially owned by Yang Lei, the Founder Holdco held by Yang Lei or Gold Guard Investments Limited to any Antfin’s Competitor (in a single transaction or a series of transactions) that in the aggregate exceeds thirty percent (30%) of the number of Shares beneficially owned by by Yang Lei, the Founder Holdco held by Yang Lei and Gold Guard Investments Limited in the aggregate as of the date hereof;

(iv)          any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving any Group Company, on the one hand, and any Antfin’s Competitor, on the other hand, with respect to the business of share bikes (共享单车), shared e-bikes (共享电单车), carpooling marketplace (顺风车), ride-hailing (打车) or battery swapping (换电); or

(v)           any action to authorize, approve or enter into any agreement or obligation with respect to any action set forth above.

Article 9.                Termination.

Section 9.1            Effectiveness; Termination. This Agreement shall become effective subject to and upon the Closing under the Series G+ SPA (the date on which the Agreement becomes effective, the “Effective Date”).  Any Investor who delivers a counterpart signature page to this Agreement to the Company after the Effective Date will be bound by the provisions hereof and be entitled to the rights hereunder from and after the date on which such signature page is delivered. Upon the Effective Date, this Agreement amend, restates, supersedes and terminates, in its entirety, the Series G SHA, which shall be null and void and have no further force or effect as of the Effective Date.  The rights and covenants contained in Article 2, Article 3, Article 4, Article 5, Article 6, Article 7, and Article 8 (with the exception of Section 8.9 (Confidentiality) and Section 8.10 (Use of Marks), which shall survive the termination hereof), shall terminate: (a) upon the written agreement of the Parties; (b) upon the liquidation of the Company; (c) upon the closing of a Qualified IPO; or (d) with respect to any Shareholder, if such Shareholder and its Affiliates no longer hold any Equity Securities of the Company; provided that Section 8.1 (Registration Rights), Section 8.3 (Compliance), Section 8.6 (Non-compete) and Section 8.19 (Additional Matters Requiring Approval of Antfin) shall survive the termination pursuant to Section 9.1(c).

Section 9.2            Effect of Termination. Upon termination of this Agreement as provided in Section 9.1, the rights and privileges granted to and the obligations imposed upon all the Shareholders (or, in the case of Section 9.1(d), each Shareholder which, together with its Affiliates, no longer hold any Equity Securities of the Company) in this Agreement shall immediately terminate; provided, however, except as otherwise agreed by the relevant Parties, no termination of this Agreement shall release any Party from any liability to any other Party which at the time of such termination has already accrued, nor affect in any way the survival of any right, duty or obligation of any Party which is expressly stated in this Agreement to survive the termination hereof.

Article 10.              Miscellaneous.

Section 10.1         Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other Parties in doing, all things and execute all instruments necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

Section 10.2         Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of any Investor hereunder (including, without limitation, registration rights) are assignable in connection with the transfer (subject to applicable securities Laws and other Laws) of Equity Securities of the Company held by such Investor but only to the extent of such transfer, and any such transferee shall execute and deliver to the Company and the other Parties a Deed of Adherence in the form attached hereto as Exhibit B to become a party hereto as an “Investor” subject to the terms and conditions hereof.  This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties; provided that each Investor may assign its rights and obligations to an Affiliate of such Investor (including, solely with respect to GBA, any indirect interest held by the employees of the GBA group in accordance with GBA’s employee co-investment policy from time to time) without consent of the other parties under this Agreement.

Section 10.3         Governing Law This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

Section 10.4         Dispute Resolution.

(i)            Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled at the Hong Kong International Arbitration Centre by arbitration.

(ii)           The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules.  The number of arbitrators shall be three. The arbitration shall be conducted in the English language.

(iii)          Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(iv)          The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(v)           When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)          The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)         Regardless of anything else contained herein, either Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

(viii)        In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding(s) involving any of the Parties relating to this Agreement or any other Transaction Documents.  The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise.  In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal(s) constituted under any of the Transaction Documents, the ruling of the tribunal constituted under this Agreement shall prevail.

Section 10.5         Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the name of such Party on Schedule VI (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 10.5).  Where a notice is given personally, delivery shall be deemed to have been effected on receipt (or when delivery is refused).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected on receipt (or when delivery is refused). Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient, otherwise on the next business day.

Section 10.6         Criminal, Administrative or Regulatory Investigation. The Founders and the Company shall promptly notify the Investors of any event, discussion, notice or change with respect to any criminal, administrative or regulatory investigation or claim regarding any Group Company or its Subsidiary or branch, to ensure that the Investors may take proper actions to avoid or mitigate the consequence caused by such criminal, administrative or regulatory investigation. The Founders and the Company shall use their reasonable efforts to cooperate with Investors or their Affiliates to avoid or mitigate the consequence caused by such criminal, administrative or regulatory investigation (including reviewing the documents submitted to the Governmental Authorities, participating the meetings with the Governmental Authorities, mediating and providing assistance in the meeting with regulators, and making public announcement on such event upon request by the Investors).

Section 10.7         Rights Cumulative. Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

Section 10.8         Specific Performance. Each Party acknowledges that money damages may not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limitation to any other remedy or right it may have, the non-breaching Party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 10.9         Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

Section 10.10       Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

Section 10.11       Amendments and Waivers. Without prejudice to any approvals or consents required under Article 3, any term of this Agreement may be amended with the written consent of each of (i) the Company, (ii) the Founder Majority, (iii) the Preferred Shareholder Super-Majority, and (iv) the Key Investors, provided that no amendment that adversely affects an Investor disproportionately and discriminately shall be binding on such Investor without such Investor’s consent. Any Party may waive in writing compliance with any term of this Agreement that the other Parties are obligated to comply with or perform for the benefit of such waiving Party. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties.

Section 10.12       No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

Section 10.13       Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 10.14       No Presumption. The Parties acknowledge that each Party has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

Section 10.15       Joint Liabilities. The liability of the Founders, Founder Holdcos and the Founder Investment Entities under this Agreement shall be joint and several, while the liability of Youon Parties and any Founder, Founder Holdco or Founder Investment Entity shall be several and not joint.

Section 10.16       Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”; and (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

Section 10.17       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 10.18       Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.  After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of Equity Securities of the Company, the terms and conditions of this Agreement shall prevail.

Section 10.19       Aggregation of Stock. All Shares held or acquired by any Affiliates of a Shareholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 10.20       Notwithstanding anything to the contrary under or related to Series C SPA and/or Series D SPAs, the maximum liability of any Founder (and his/her Affiliate) for any indemnifiable loss under Series C SPA and/or Series D SPAs to any Investor and/or its Affiliates or any other party under Series C SPA and/or Series D SPAs, shall be limited to the Shares directly or indirectly  at the time of claim (if any) held by such Founder (and his/her Affiliate) in the Company, provided that such limitation for the aggregate indemnification liability shall not apply to fraud or intentional misconduct.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	HELLO INC.

By:

Name: YANG Lei (杨磊)
Title: Director

HK COMPANY:	HONG KONG RIDETECH LIMITED

By:

Name: YANG Lei (杨磊)
Title: Director

WFOE:	上海哈茂商务咨询有限公司

By:

Name: CHEN Xiaodong (陈晓冬)
Title: Authorized Signatory

上海哈啰企业发展有限公司

By:

Name: CHEN Xiaodong (陈晓冬)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

DOMESTIC GROUP COMPANIES:

江苏哈啰普惠科技有限公司

By:

Name: YANG Lei (杨磊)
Title: Authorized Signatory

上海钧正网络科技有限公司

By:

Name: REN Liangliang (任亮亮)
Title: Authorized Signatory

上海钧丰网络科技有限公司

By:

Name: PENG Zhaokun (彭照坤)
Title: Authorized Signatory

郑州哈拜网络科技有限公司

By:
Name: ZHA Songcheng (查淞城)
Title: Authorized Signatory

上海钧哈网络科技有限公司

By:
Name: CHI Xingde(迟星德)
Title: Authorized Signatory

杭州哈行网络科技有限公司

By:

Name: PENG Zhaokun (彭照坤)
Title: Authorized Signatory

Signature page to Shareholders Agreement

成都哈拜网络科技有限公司

By:
Name: ZHA Songcheng (查淞城)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

DOMESTIC GROUP COMPANIES:

厦门哈行网络科技有限公司

By:
Name:
Title:

唐山永多科技有限公司

By:
Name:
Title:

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDERS:	YANG Lei (杨磊)

JIANG Wei (江伟)

LI Kaizhu (李开逐)

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER INVESTMENT ENTITIES:

Gold Guard Investments Limited

By:

Name: YANG Lei (杨磊)
Title: Director

Rainbow Reach Investments Limited

By:

Name:
Title: Authorized Signatory

Vast Heaven Limited

By:

Name: JIANG Wei (江伟)
Title: Director

Heaven Stand Limited

By:

Name: LI Kaizhu (李开逐)
Title: Director

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER HOLDCOS:

Joyful Trip Limited

By:

Name: YANG Lei (杨磊)
Title: Director

Kite Flying Limited

By:

Name:
Title: Authorized Signatory

Budda Sitting Limited

By:

Name: JIANG Wei (江伟)
Title: Director

Pleasant Ride Limited

By:

Name: LI Kaizhu (李开逐)
Title: Director

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EMPLOYEES HOLDCOS:

Flyover One Limited

By:

Name:
Title: Authorized Signatory

Flyover Two Limited

By:

Name:
Title: Authorized Signatory

Flyover Three Limited

By:

Name:
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

永安行科技股份有限公司

By:
Name: SUN Jisheng (孙继胜)
Title： Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Antfin (Hong Kong) Holding Limited

By:
Name:
Title:

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	High Flyer Ltd.

By:
		Name:	David Egglishaw
		Title:	Director

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Fujian Shidai Mindong New Energy Industry Equity Investment Partnership (Limited Partnership(福建时代闽东新能源产业股权投资合伙企业(有限合伙)))

By:
Name:
Title:

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	S Cloud Venture Capital Ltd.

By:
Name:
Title:

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:		EverestLu Holding Limited

By:
Name:
Title:

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:		Poly Platinum Enterprises Limited

By:
Name: LI Yuezhong
Title: Director

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:		All-Stars PESP IX Limited

By:
Director: All-Stars General Partner I Limited
Name: Weidong (Richard) JI
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:		All-Stars PEIISP I Limited

By:
Director: All-Stars General Partner II Limited
Name: Weidong (Richard) JI
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:		Redview Capital Investment IV Limited

By:
Name: WANG Kok Wai
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	YOUON (Cayman) Investment Co., Ltd.

By:
Name: SUN Jisheng (孙继胜)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Bitauto Hong Kong Limited

By:
Name: KONG Xiangzhi (孔祥志)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Grains Valley Venture Capital Ltd.

By:
Name: SUN Ge (孙戈)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Chopper Ride Limited

By:
Name: WU Minghua (吴明华)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Joy Global Investment Management Limited

By:
Name: LIU Erhai (刘二海)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	GGV (Hellobike) Limited

By:
Name: Foo Ji-Xun
Title: Director

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Chengwei Capital HK Limited

By:
Name: Aline Moulia
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Javis Auto Inc.

By:
Name: TONG Anqi (童安琪)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	深圳市创新投资集团有限公司

By:
Name: NI Zewang (倪泽望)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	溧阳红土新经济创业投资基金合伙企业（有限合伙）

By:
Name: LIU Bo (刘波)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	常州红土人才投资合伙企业（有限合伙）

By:
Name: LIU Bo (刘波)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	上海金山红土创业投资中心（有限合伙）

By:
Name: LIU Bo (刘波)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	常州天融股权投资中心（有限合伙）

By:
Name: DU Zhanping (都战平)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	常州和泰股权投资有限公司

By:
Name: FENG Xiaoyu (冯小玉)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	常州嘉和达创业投资中心（有限合伙）

By:
Name: DU Zhanping (都战平)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	深圳市亿佳顺电子有限公司

By:
Name: ZHA Yifang (查一芳)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Divine Land international investment Limited

By:
Name: CHEN Guangyuan
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:
Banyan Partners Fund III, L.P.
By: Banyan Partners III Ltd., its general partner

By:
Name: Peter Wong
Title: Authorized Signatory

Banyan Partners Fund III-A, L.P.
By: Banyan Partners III Ltd., its general partner

By:
Name: Peter Wong
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	上海星蓝企业管理咨询合伙企业（有限合伙）

By:
Name: WENG Qing (翁晴)
Title: Authorized Signatory

Signature page to Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:	Alyssum Holdings Limited

By:
Name: Ena Leung
Title: Authorized Signatory

Signature page to Shareholders Agreement